Exhibit
Number         Exhibit Description

EX-10.1 The Amended and Restated  Agreement of Limited  Partrnership of Enhance,
        LP.

                        AMENDED AND RESTATED AGREEMENT OF
                             LIMITED PARTNERSHIP OF
                          ENHANCE LIMITED PARTNERSHIP,
                  A LOUISIANA LIMITED PARTNERSHIP IN COMMENDAM

     This Amended and Restated Agreement of Limited Partnership in is being entered into effective as of the date written below by and between Metro City Redevelopment Coalition, Inc. as the General Partner (the "General Partner"), WNC Housing Tax Credit Fund VI, L.P., Series 5, a California limited partnership as the limited partner (the "Limited Partner"), WNC Housing, L.P., as the special limited partner (the "Special Limited Partner"), and Metro City Management, Inc. as the withdrawing limited partner (the "Original Limited Partner").

WHEREAS,  on  December  15,  1995,  an  Agreement  and  Certificate  of  Limited
     Partnership was entered into by and between Metro City Redevelopment Coalition, Inc. as the general partner (the "Original General Partner"), and Metro City Redevelopment Coalition, Inc. as the limited partner (the "Original Partnership Agreement").

     WHEREAS, on October 13, 1998, a Certificate of Correction to the Original Partnership Agreement was entered into to provide for the correction of naming Metro City Redevelopment Coalition, Inc. as the General Partner and the Original Limited Partner. The Original Limited Partner's name was corrected to reflect Metro City Management, Inc.

     The Limited Partner, Special Limited Partner and the General Partner desire to hereby amend and restate the Original Partnership Agreement.

     NOW, THEREFORE, in consideration of their mutual agreements herein set forth, the Partners hereby agree to amend and restate the Original Partnership Agreement in its entirety to provide as follows:

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1 "Accountant" shall mean Rodney LeBlanc of Pailet, Meunier & LeBlanc, or such other firm of independent certified public accountants as may be engaged by the General Partner with the consent of the Special Limited Partner to prepare the Partnership income tax returns.

Section 1.2 "Act" shall mean the Revised Limited Partnership Act of the State.

Section 1.3 "Actual Tax Credit" shall mean as of any point in time, the total amount of the LIHTC actually allocated by the Partnership to the Limited Partner, representing 99.98% of the LIHTC actually received by the Partnership, as shown on the applicable tax returns of the Partnership.

Section 1.4 "Adjusted Capital Account Deficit" shall mean with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

     (a) Credit to such Capital Account any amounts which such Partner is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

     (b)  Debit  to  such  Capital  Account  the  items  described  in  Sections
          1.704-1(b)(2)(ii)(d)(4),          1.704-1(b)(2)(ii)(d)(5)          and
          1.704-2(b)(2)(ii)(d)(4),          1.704-2(b)(2)(ii)(d)(5)          and
          1.704-2(b)(2)(ii)(d)(6) of the Treasury Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

     Section 1.5 "Affiliate" shall mean (i) any Person directly or indirectly controlling, controlled by, or under common control with another Person; (ii) any Person owning or controlling 10% or more of the outstanding voting securities of such other Person; (iii) any officer, director, trustee, or partner of such other Person; and (iv) if such Person is an officer, director, trustee or general partner, any company for which such Person acts in any such capacity.

     Section 1.6 "Agreement" or "Partnership Agreement" shall mean this Amended and Restated Agreement of Limited Partnership, as it may be amended from time to time.

     Section 1.7  "Assignee"  shall  mean a  Person  who has  acquired  all or a
          portion  of  the  Limited   Partner's   beneficial   interest  in  the
          Partnership and has not become a Substitute Limited Partner.

     Section 1.8 "Break-even Operations" shall mean at such time as the Partnership has Cash Receipts equal to Cash Expenses, as determined by the Accountant and approved by the Special Limited Partner. For purposes of this definition, any one-time up front fee paid to the Partnership from any source shall not be included in Cash Receipts to calculate Break-even Operations. Moreover, in the event any rent concession is granted for the rental of an apartment unit the value of the rental concession shall be amortized over the term of the lease.

     Section 1.9 "Budget" shall mean the annual operating Budget of the Partnership as more fully described in Section 14.3 of this Agreement.

     Section 1.10 "Capital Account" shall mean, with respect to each Partner, the account maintained for such Partner comprised of such Partner's Capital Contribution as increased by allocations of Partnership Income (or items thereof) and any items in the nature of income or gain which are specially allocated pursuant to Article X hereof, and decreased by the amount of any Distributions made and allocations to such Partner of Partnership Losses (or items thereof) and any items in the nature of expenses or losses which are specially allocated pursuant to
          Article X hereof.

     In the event of any transfer of an interest in the Partnership in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest, provided that if the transfer of any interest causes a termination of the Partnership pursuant to Code Section 708(b)(1)(B), the Capital Accounts of all Partners, including the transferee, shall be redetermined as of the date of such termination. In such event, the Capital Account of each Partner shall be equal to the net fair market value of its interest as of such date. Subsequent to such redetermination, allocations of Income and Loss with respect to assets held by the Partnership on the date of such redetermination shall be governed by the principles set forth in Code Section 704(c) and the Treasury Regulations.

     The foregoing definition and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704 and shall be interpreted and applied in a manner consistent with such Treasury Regulation.

     Section 1.11 "Capital Contribution" shall mean the total amount of money, or the initial Gross Asset Value of property (net of liabilities securing such contributed property that the Partnership is considered to assume or take subject to under Section 752 of the Code), contributed to the Partnership, if any, by all the Partners or any class of Partners or any one Partner as the case may be (or by a predecessor-in-interest of such Partner or Partners), reduced by any of such capital which shall have been returned pursuant to Section 7.3, 7.4 or 7.6 of this Agreement. A loan to the Partnership by a Partner shall not be considered as a Capital Contribution.

     Section 1.12 "Cash Expenses" shall mean all cash operating obligations of the Partnership (other than those covered by Insurance) in accordance with the applicable Budget, including without limitation, the payment of Mortgage payments, the Management Agent fees (which shall be deemed to include that portion of such fees which is currently deferred and not paid), the funding of reserves in accordance with Article VIII of this Agreement, advertising and promotion, utilities, maintenance, repairs, Partner communications, legal, telephone, any other expenses which may reasonably be expected to be paid in a subsequent period but which on an accrual basis is allocable to the period in question, such as Insurance, real estate taxes and audit, tax or accounting expenses (excluding deductions for cost recovery of buildings; improvements and personal property and amortization of any financing fees) and any seasonal expenses (such as snow removal, the use of air conditioners in the middle of the summer, or heaters in the middle of the winter) which may reasonably be expected to be paid in a subsequent period shall be allocated equally per month over the calendar year. Cash Expenses payable to Partners or Affiliates of Partners shall be paid after Cash Expenses payable to third parties.

     Section 1.13 "Cash Receipts" shall mean actual cash received on a cash basis by the Partnership from operating revenues of the Partnership, including without limitation rental income (but not any subsidy thereof from the General Partner or an Affiliate thereof) and laundry income, but excluding prepayments, security deposits, Capital Contributions, borrowings, lump-sum payment, any extraordinary receipt of funds, and any income earned on investment of its funds.

     Section 1.14 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

     Section 1.15 "Compliance Period" shall mean the period set forth in Section 42(i)(1) of the code, as amended, or any successor statute.

     Section 1.16 "Consent of the Special Limited Partner" shall mean the prior written consent or approval of the Special Limited Partner.

     Section 1.17 "Debt Service Coverage" shall mean for the applicable period the ratio between the Net Operating Income (excluding Mortgage payments) and the debt service required to be paid on the Mortgage(s); as example, a 1.05 Debt Service Coverage means that for every $1.00 of debt service required to be paid there must be $1.05 of Net Operating Income available. A worksheet for the calculation of Debt Service Coverage is found in the Report of Operations attached hereto as Exhibit "G" and incorporated herein by this reference.

     Section 1.18  "Developer"  shall mean Metro City  Redevelopment  Coalition,
          Inc.

     Section 1.19 "Development Fee" shall mean the fee payable to the Developer for services incident to the development and construction of the Project in accordance with the Development Fee Agreement between the Partnership and the Developer dated the even date herewith and incorporated herein by this reference. Development activities do not include services for the acquisition of the land or syndication activities.

     Section 1.20 "Distributions" shall mean the total amount of money, or the Gross Asset Value of property (net of liabilities securing such distributed property that such Partner is considered to assume or take subject to under Section 752 of the Code), distributed to Partners with respect to their Interests in the Partnership, but shall not include any payments to the General Partner or its Affiliates for fees or other compensation as provided in this Agreement or any guaranteed payment within the meaning of Section 707(c) of the Code, as amended, or any successor thereto.

     Section 1.21 "Event of Bankruptcy" shall mean the adjudication of bankruptcy or insolvency by a court of competent jurisdiction; the making of an assignment for the benefit of creditors; or the filing of a petition to accomplish any of the foregoing, unless such petition is dismissed within 60 days thereafter; or the seizure of a Partner's interest in the Partnerships or a like event.

     Section 1.22 "Fair Market Value" shall mean, with respect to any property, real or personal, the price a ready, willing and able buyer would pay to a ready, willing and able seller of the property, provided that such value is reasonably agreed to between the parties in arm's-length negotiations and the parties have sufficiently adverse interests.

     Section 1.23 "First Year Certificate" shall mean the certificate to be filed by the General Partner with the Secretary of the Treasury within 90 days following the close of the first taxable year of the Project as required by Code Section 42(1)(1), as amended, or any successor thereto.

     Section 1.24 "Force Majeure" shall mean any act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockage, public riot, fire, flood, explosion, governmental action, governmental delay, restraint or inaction and any other cause or event, whether of the kind enumerated specifically herein, or otherwise, which is not reasonably within the control of a Partner to this Agreement claiming such suspension.

     Section 1.25 "General Partner" shall mean Metro City Redevelopment Coalition, Inc. ("Metro") and such other Persons as are admitted to the Partnership as additional or substitute General Partners pursuant to this Agreement. Metro will remain the General Partner pursuant to the terms and conditions of this Partnership Agreement, except that, Metro agrees to seek the consent and approval of the Special Limited Partner should Metro decide to replace the Property Manager. In the event that Metro and the Special Limited Partner are unable to agree on a replacement of the Property Manager, the Property Manager shall find a new General Partner subject to the consent and approval of the Special Limited Partner and pay to Metro the sum of $500.00 for its interest in the partnership. Metro agrees that it shall remain the General Partner until an acceptable replacement can be found.

     Section 1.26 "Grant" shall collectively mean the non-repayable grants received by the Partnership from the following: (a) City of Baton Rouge through the HOME Investments Partnership Program in the amount of $25,000 for necessary and reasonable operating expenses; and (b) Federal Home Loan Bank of Dallas in the amount of $100,000.

     Section 1.27 "Gross Asset Value" shall mean with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the General Partner, provided that, if the contributing Partner is a General Partner, the determination of the gross fair market value of a contributed asset shall be determined by appraisal;

          (b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market value, as determined by the General Partner, as of the following times: (i) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership; and (iii) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (i) and (ii) above shall be made only with the Consent of the Special Limited Partner and only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

          (c) The Gross Asset Value of any Partnership asset distributed to any Partner shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner, provided that, if the distributee is a General Partner, the determination of the fair market value of the distributed asset shall be determined by appraisal; and

          (d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and Section 10.3(g) hereof; provided however, that Gross Asset Values shall not be adjusted pursuant to this Section 1.27(d) to the extent the General Partner determines that an adjustment pursuant to Section 1.27(b) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 1.27(d).

     If the Gross Asset Value of an asset has been determined or adjusted pursuant to Section 1.27(a), Section 1.27(b), or Section 1.27(d) hereof, such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Income and Losses.

          Section 1.28 "Income and Losses" shall mean, for each taxable year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

               (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Income or Losses pursuant to this definition shall be added to such taxable income or loss;

               (ii) Any  expenditures  of  the  Partnership  described  in  Code
                    Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Income and Losses pursuant to this definition shall be subtracted from such taxable income or loss;

               (iii)In the event the Gross Asset Value of any Partnership  asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Income and Losses;

               (iv) Gain or loss resulting  from any  disposition of Partnership assets with respect to which gain or loss is recognized for federal income purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

               (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation for such fiscal year or other period, computed as provided below; and

               (vi) Notwithstanding any other provision of this definition,  any items which are specially allocated pursuant to Sections 10.3, 10.4 or 10.5 hereof shall not otherwise be taken into account in computing Income or Losses.

     Depreciation for each fiscal year or other period shall be calculated as follows: an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period for federal income tax purposes, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis. Provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.



     Section 1.29 "Insurance"

          (a) during operations the Insurance shall include business interruption coverage covering actual sustained loss for 12 months, worker's compensation, hazard coverage (including but not limited to fire, or other casualty loss to any structure or building on the Project in an amount equal to the full replacement value of the damaged property without deducting for depreciation) and general liability coverage against liability claims for bodily injury or property damage in the minimum amount of $1,000,000 per occurrence and an aggregate of $2,000,000;

          (b) all liability coverage shall include an umbrella liability coverage in a minimum amount of $4,000,000 per occurrence and an aggregate of $4,000,000;

          (c) all Insurance polices shall name the Partnership as the named insured, the Limited Partner as an additional insured, and WNC & Associates, Inc. as the certificate holder;

          (d) all Insurance policies shall include a provision to notify the insured, the Limited Partner and the certificate holder prior to cancellation; and

          (e) hazard coverage must include inflation and building or ordinance endorsements.

     Section 1.30 "Insurance Company" shall mean any insurance company engaged by the General Partner for the Partnership with the Consent of the Special Limited Partner which Insurance Company shall have an A rating or better for financial safety by A.M. Best or Standard & Poor's.

     Section 1.31 "Interest" shall mean the entire interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled hereunder and the obligation of such Partner to comply with the terms of this Agreement.

     Section 1.32 "Involuntary Withdrawal" means any Withdrawal caused by the death, adjudication of insanity or incompetence, or Bankruptcy of a General Partner, or the removal of a General Partner pursuant to
          Section 13.2 hereof.

     Section  1.33  "LIHTC"  shall  mean  the  low-income   housing  tax  credit
          established by TRA 1986 and which is provided for in Section 42 of the Code, as amended, or any successor thereto.

     Section 1.34 "Limited Partner" shall mean WNC Housing Tax Credit Fund VI, L.P., Series 5, a California limited partnership, and such other Persons as are admitted to the Partnership as additional or Substitute Limited Partners pursuant to this Agreement.

     Section 1.35 "Liquidation" shall mean with respect to the Partnership the orderly sale and liquidation of the Project and other Partnership property following the first to occur of (a) the date upon which the Partnership is terminated under Section 708(b)(1) of the Code unless continued by a vote of the Partners, (b) the date upon which the Partnership ceases to be a going concern (even though it may continue in existence for the purpose of winding up its affairs, paying its debts and distributing any remaining balance to its Partners), or (c) the date this Agreement terminates at a time when the Partnership is not in Liquidation, the liquidation of such Partner's interest in the Partnership under Treasury Regulation 1.761-1(d), as amended, or any successor thereto.

     Section 1.36 "Property Manager" shall mean the property management company which oversees the property management functions for the Project and which is on-site at the Project. The initial Property Manager shall be OSC Management, Inc. Further, the Property Manager shall be entitled to a negotiated Guaranteed Operating Deficit Agreement Fee which shall be funded by appropriate capital contributions or by loans made by the Partners and paid upon the execution of said Agreement. The Property Manager shall not be deemed an agent for the partnership, but is deemed an independent contractor employed by the partnership to perform a specific property management function.

     Section 1.37 "Management Agreement" shall mean the agreement between the Partnership and the Property Manager for property management services. The management fee shall equal $45.00 per occupied unit per month. The Management Agreement shall provide that it will be terminable at will by the Partnership at anytime following the Withdrawal or removal of the General Partner. The Property Manager shall be sole custodian of all cash accounts. No Partner shall make any demand on the Property Manager for control thereof. In the event all of the Partners desire to change the Property Manager, all said cash accounts shall be transferred to the new Property Manager, or to whatever person or business entity that all of the Partners so direct.

     Section 1.38 "Minimum Set-Aside Test" shall mean the 40-60 set-aside test pursuant to Section 42(g), as amended and any successor thereto, of the Code with respect to the percentage of apartment units in the Project to be occupied by tenants whose incomes are equal to or less than the required percentage of the area median gross income.

     Section 1.39 "Mortgage or Mortgage Note" shall mean the permanent nonrecourse financing wherein the Partnership promises to pay in the following order: (a) First Bank or any successor thereof the principal sum of $170,000 plus interest on the principal at the effective rate of 8.5% per annum over a term of eighteen(18) years on the first day of each month and amortized over a period of 300 months; (b) City of Baton Rouge-Parish of East Baton Rouge through the HOME Investments Partnership Program ("HOME") or any successor thereof the principal sum of $550,000 under the terms and conditions acceptable to the General Partner, the Limited Partner, and the Property Manager. , This HOME loan is subordinate of the First Bank loan, and will be repaid only if the Project maintains a Debt Service Coverage of 1.05 after making the HOME loan payment required. Moreover, the Limited Partner shall have no obligation to fund its capital contribution until the Limited Partner is presented with the terms and conditions of the HOME loan and provide its consent and approval thereto and subject to the provisions of 7.2(a).

     Section 1.40 "Net Operating Income" shall mean the cash available for Distribution on an annual basis, when Cash Receipts exceed Cash Expenses.

     Section 1.41 "Operating Deficit" shall mean, for the applicable period, insufficient funds to pay operating costs when Cash Expenses exceed Cash Receipts, as determined by the Accountant and approved by the Special Limited Partner.

     Section 1.42 "Operating Deficit Guarantee Period" shall mean the period commencing with the date of this agreement and ending on December 31, 2006.

     Section 1.43 "Original Limited Partner" shall mean Metro City Management, Inc.

     Section 1.44 "Partner(s)" shall collectively mean the General Partner, the Limited Partner and the Special Limited Partner or individually may mean any Partner as the context dictates.

     Section 1.45 "Partner Nonrecourse Debt" shall have the definition set forth in Section 1.704-2(b)(4) of the Treasury Regulations.

     Section 1.46 "Partner Nonrecourse Debt Minimum Gain" shall mean an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability (as defined in Section 1.704-2(b)(3) of the Treasury Regulations), determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations.

     Section 1.47 "Partner Nonrecourse Deductions" shall have the meaning set forth in Sections 1.704-2 (i)(1) and 1.704-2(i)(2) of the Treasury Regulations.

     Section 1.48 "Partnership" shall mean the limited partnership continued under this Agreement.

     Section 1.49 "Partnership Administration Fee" shall mean the fee payable to the Property Manager pursuant to Section 9.2 for services incident to the administration of the business and affairs of the Partnership which services shall include, but not be limited to, maintaining the books and records of the Partnership, selecting and supervising the Partnership's accountants, bookkeepers and other Persons required to prepare and audit the financial statement of the Partnership, the tax returns, and preparing and disseminating reports on the status of the Project and the Partnership, all as required by Article XIV of this Agreement.

     Section 1.50 "Partnership Minimum Gain" shall mean the amount determined in by computing, with respect to each nonrecourse liability of the Partnership, the amount of gain, if any, that would be realized by the Partnership if a reduction occurs in the amount by which the nonrecourse liability exceeds the adjusted basis in the Project encumbered by the nonrecourse liability. Such computation shall be made in a manner consistent with Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

     Section 1.51 "Permanent Mortgage Commencement" shall mean the first date on which the closing of the Mortgage shall have occurred and amortization of the Mortgage shall have commenced.

     Section 1.52 "Person(s)" shall mean an individual, proprietorship, trust, estate, partnership, joint venture, association, company, corporation or other entity.

     Section 1.53 "Project" shall mean the land in Baton Rouge, East Baton Rouge Parish, Louisiana as more fully described in Exhibit "A" attached hereto and incorporated herein by this reference, and any and all improvements now or hereafter to be rehabilitated thereon, specifically including a twenty-three (23) unit low to moderate income housing complex for families, including one on site manager unit.

     Section 1.54 "Project Documents" shall mean and include all documents delivered to or required by the Mortgage Loan and/or any governmental agency having jurisdiction over the Project in connection with the development, rehabilitation and financing of the Project, including but not limited to, the approved plans and specifications for the development and rehabilitation of the Project.

     Section 1.55 "Projected Annual Tax Credits" shall mean LIHTC in the amount of $81,796 for 1999 through 2007, which the General Partner has projected to be the total amount of LIHTC which will be allocated to the Limited Partner by the Partnership, constituting 99.98% of the aggregate amount of LIHTC of $818,121 to be available to the Partnership; provided, however, that if the Actual Tax Credit for 1999 is less than $81,796, the Projected Tax Credit for the year 2007 shall be increased by an amount equal to the amount by which the Actual Tax Credit for 1999 is less than $81,796.

     Section 1.56 "Projected Tax Credits" shall mean LIHTC in the aggregate amount of $898,895. The Partners recognize and acknowledge that the total amount of Tax Credits allocated to the Partnership equaled $898,895. However, prior to the Limited Partner's admittance, the Partnership had allocated $80,774 Tax Credits to the former partners leaving the total available Tax Credits of $818,121 to be allocated among the General Partner, Limited Partner and Special Limited Partner.

     Section 1.57 "Qualified Income Offset Item" shall have the meaning set forth in Treasury Regulation Section 1.704-1(b)(2)(ii)(d), or any successor provision.

     Section 1.58 "Qualified Tenants" shall mean any tenants who have incomes of 60% or less of the area median gross income, as adjusted for family size, so as to make the Project eligible for LIHTC.

     Section 1.59 "Refinancing" shall mean the refinancing of the Project so as to retire the Mortgage Note and create a new permanent lender who shall hold a first deed of trust on the Project. No Refinancing shall be permitted without approval from the Limited Partner.

     Section 1.60  "Rent  Restriction  Test"  shall  mean the test  pursuant  to
          Section 42 of the Code whereby the gross rent charged to tenants of the low-income apartment units in the Project must not exceed 30% of the applicable income standards.

     Section 1.61 "Sale" shall mean and include the sale, exchange, condemnation or similar eminent domain taking, casualty or other disposition of all or any portion of the Project which is not in the ordinary course of business, and the sale of easements, rights of way or similar interests in the Project or any other similar items which in accordance with the accounting methods used by the Partnership are attributable to capital; provided, however, that "Sale" shall not refer to any transaction to the extent gain or loss is not recognized, or is elected not to be recognized, under any applicable section of the Code.

     Section 1.62 "Sale or Refinancing Proceeds" shall mean the net cash (including both principal and interest) realized by the Partnership from a Sale or Refinancing, after retirement of applicable Mortgage debt, payment of all expenses related to the transaction, other than the sales preparation fee which may be payable to the General Partner or its Affiliates pursuant to Section 9.2, and payment of or provision for other Partnership debts and obligations.

     Section 1.63 "Special Limited Partner" shall mean WNC Housing, L.P., a California limited partnership, and such other Persons as are admitted to the Partnership as additional or substitute Special Limited Partners pursuant to this Agreement.

     Section 1.64 "State" shall mean the State of Louisiana.

     Section 1.65 "State Tax Credit Agency" shall mean the allocation by the appropriate state agency of LIHTC with respect to the Project.

     Section 1.66 "Substitute Limited Partner" shall mean any Person who is admitted to the Partnership as a Limited Partner pursuant to Section
          12.5 or  acquires  the  Interest of the  Limited  Partner  pursuant to
          Section 7.3 of this Agreement.

     Section 1.67 "Tax Credit" shall mean any credit permitted under the Code or the law of any state against the federal or a state income tax liability of any Partner as a result of activities or expenditures of the Partnership including, without limitation, LIHTC.

     Section 1.68 "Title Policy" shall mean the policy of insurance covering the fee simple title to the Project from a company approved by the Special Limited Partner. The Title Policy shall be an ALTA owners title policy naming the Partnership as insured and including a non-imputation and fairway endorsement. The Title Policy shall also insure against rights-of-way, easements, or claims of easements, not shown by public records. The Title Policy shall be in an amount equal to the Mortgage and the Limited Partner's Capital Contribution.

     Section 1.69 "TRA 1986" shall mean the Tax Reform Act of 1986.

     Section 1.70 "Treasury Regulations" shall mean the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                                   ARTICLE II

                                      NAME

The name of the Partnership shall be "Enhance Limited Partnership, A Louisiana Limited Partnership in Commendam."

                                   ARTICLE III

                  PRINCIPAL EXECUTIVE OFFICE/AGENT FOR SERVICE

Section 3.1 Principal Executive Office. The principal executive office of the Partnership is located at 2701 Houma Boulevard, Suite "C", Metairie, Louisiana 70006, or at such other place or places within the State as the General Partner may hereafter designate.

Section 3.2 Agent for Service of Process. The name of the agent for service of process on the Partnership is Clifford E. Olsen, whose address is 2701 Houma Boulevard, Suite "C", Metairie, Louisiana 70006.

                                   ARTICLE IV

                                     PURPOSE

     The purpose of the Partnership is to acquire, construct, own and operate the Project in order to provide, in part, Tax Credits to the Partners in accordance with the provisions of the Code and the Treasury Regulations applicable to LIHTC and to sell the Project. The Partnership shall not engage in any business or activity which is not incident to the attainment of such purpose.


                                    ARTICLE V

                                      TERM

     The Partnership term commenced upon the filing of the Certificate of Limited Partnership in the office of, and on the form prescribed by, the Secretary of State of the State, and shall continue until December 31, 2055 unless terminated earlier in accordance with the provisions of this Agreement or as otherwise provided by law.

                                   ARTICLE VI

                    GENERAL PARTNER'S CONTRIBUTIONS AND LOANS

Section 6.1 Capital Contribution of General Partner. The General Partner shall make a Capital Contribution in the amount required by the Mortgage lenders.

Section 6.2 Operating Obligations. Throughout the Operating Deficit Guarantee Period, the General Partner will personally provide Operating Loans to pay any Operating Deficits; and for the balance of the Operating Deficit Guarantee Period the General Partner will provide Operating Loans to pay any Operating Deficits up to the aggregate maximum of one year's operating expenses (including debt and reserves) approved by the Limited Partner and the Special Limited Partner. Each Operating Loan shall be nonrecourse to the Partners, and shall be repayable out of available Net Operating Income or Sale or Refinancing Proceeds in accordance with Article XI of this Agreement.

Section 6.3 General Partner Loans. After the expiration of the Operating Deficit Guarantee Period, with the consent of the Limited Partner, the General Partner may loan to the Partnership any sums required by the Partnership and not otherwise reasonably available to it, at a rate of interest not to exceed the lesser of 2% per annum above the then prevailing prime or reference rate charged by Bank of America N.T. & S.A., Main Office, San Francisco, California, or the maximum legal rate. The amount and maturity date of any such loan and the rate of interest thereto shall be evidenced by a written instrument. The General Partner shall not charge a prepayment penalty on any such loan.

                                   ARTICLE VII

                    CAPITAL CONTRIBUTIONS OF LIMITED PARTNER
                           AND SPECIAL LIMITED PARTNER

Section 7.1 Original Limited Partner. The Original Limited Partner made a Capital Contribution of $100. Effective as of the date of this Agreement, the Original Limited Partner's Interest has been liquidated and the Partnership has reacquired the Original Limited Partner's Interest in the Partnership.

Section 7.2 Capital Contribution of Limited Partner. The Limited Partner shall make a Capital Contribution in the amount of $588,929, in cash on the dates and subject to the conditions hereinafter set forth:

     (a) Including but not limited to any and all terms and conditions otherwise found elsewhere in this Agreement, or waived, the obligation of the Limited Partner to pay the aforesaid Capital Contribution shall be subject to the satisfaction of the following conditions:

          (1) the issuance to the Limited Partner of an opinion of the Partnership's legal counsel, in a form substantially similar to the form of opinion attached hereto as Exhibit "B" and incorporated herein by this reference;

          (2)  the General Partner shall deliver to the Limited Partner:

               (A) a fully executed Certificate and Agreement in the form attached hereto as Exhibit "C" and incorporated herein by this reference;

               (B)  operating budget;

               (C)  Insurance required during operations;

               (D) a copy of an ALTA Owner's Title Insurance Policy, in a form and substance satisfactory to the Special Limited Partner. The Title Insurance Policy will show the Project to be free from liens, claims or rights to a lien or judgments filed against the property or the Project, and other exceptions not approved by the Special Limited Partner;

               (E)  Mortgage documents signed and the Mortgage funded;

               (F) HOME's final loan commitment stating its loan subordination to First Bank;

               (G) the original and current tenant income verification information which includes rent roll, copies of all initial tenant files including completed applications, completed questionnaires or checklist of income and assets, documentation of third party verification of income and assets, income certification forms (LIHTC specific), executed lease agreements collected by the Property Manager, or General Partner, verifying each tenant's eligibility as a Qualified Tenant;

               (H) a copy of the Declaration of Restrictive Covenants/Extended Use Agreement entered into between the Partnership and the State Tax Credit Agency;

               (I) an audited construction cost certification (which includes an itemized cost breakdown, the Accountant's final tax credit certification setting forth the Project's eligible basis with the amount of Tax Credits to which the Partnership is entitled;

               (J) the Accountant's final tax credit certification in a form substantially similar to the form attached hereto as Exhibit "F" and incorporated herein by this reference setting forth the Project's eligible basis with the amount of Tax Credits to which the Project is entitled; and

               (K)  Internal Revenue Code Form 8609, or any successor form.

Section 7.3 Repurchase of Limited Partner's Interest. Within 60 days after receipt of written demand therefor from the Limited Partner and/or the Special Limited Partner, the Partnership shall repurchase the Limited Partner's Interest and/or the Special Limited Partner's Interest in the Partnership by refunding to it in cash the full amount of the Capital Contribution which the Limited Partner and/or the Special Limited Partner has theretofore made in the event that, for any reason, the Partnership shall fail to:

     (a) meet both the Minimum Set-Aside Test and the Rent Restriction Test not later than December 31 of the first year the Partnership elects the LIHTC to commence in accordance with the Code.

Section 7.4 Reduction of Capital Contribution.

     (a) The General Partner will use its best efforts to rent 100% of the Project's apartment units to Qualified Tenants over the fifteen (15) year LIHTC life. If at any time the Accountants determine that the Actual Tax Credit for any fiscal year or portion thereof is less than the Projected Tax Credit pertaining to such fiscal year or portion thereof, then the Capital Contribution of the Limited Partner shall be reduced by an amount equal to the difference between (A) Projected Tax Credits, and (B) the Actual Tax Credit. Any reduction in Capital Contribution shall first be applied to reduce the Limited Partner's next Capital Contribution, and any portion of such reduction in excess of such Capital Contribution shall be applied to reduce succeeding Capital Contributions of the Limited Partner. If no further Capital Contribution payments are due and owing from the Limited Partner, then the entire amount of such reduction shall be repaid by the Partnership to the Limited Partner promptly after demand is made therefore. During the first five calendar years of Partnership operations, the General Partner is obligated to provide such funds to the Partnership as shall be necessary to cause the aforesaid payment to be made by the Partnership to the Limited Partner.

     (b) In the event that, for any reason, at any time after the first five calendar years of Partnership operations, if the amount of the Actual Tax Credit shall be less than the Projected Tax Credit (the "Credit Shortfall") then there shall be a corresponding reduction in the General Partner's Net Operating Income in an amount equal to the Credit Shortfall and said amount shall be paid to the Limited Partner. In the event there is not sufficient funds to pay the full Credit Shortfall to the Limited Partner at the time of the next Distribution of Net Operating Income then the Limited Partner shall be treated as having made a constructive advance to the Partnership with respect to such year (a "Credit Shortfall Loan"), which shall be deemed to have been made on January 1 of such year. Credit Shortfall Loans shall be deemed to bear simple interest (not compounded) from the respective dates on which such principal advances are deemed to have been made under this Section 7.4(b) at 7% per annum. Credit Shortfall Loans shall be repaid in the next year in which sufficient monies are available from the General Partner's Net Operating Income. In the event a Sale or Refinancing of the Project occurs prior to repayment in full of the Credit Shortfall Loan then the excess will be paid in accordance with Section 11.2(c).

     (c) In the event there is: (1) a filing of a tax return by the Partnership evidencing a reduction in the qualified basis of the Project causing a recapture of Tax Credits previously allocated to the Limited Partner;
          (2) a reduction in the qualified basis of the Project for income tax purposes following an audit by the Internal Revenue Service (IRS) resulting in a recapture of Tax Credits previously claimed; (3) a decision by the United States Tax Court upholding the assessment of such deficiency against the Partnership with respect to any Tax Credit previously claimed in connection with the Project, unless the Partnership shall timely appeal such decision and the collection of such assessment shall be stayed pending the disposition of such appeal; or (4) a decision of a court affirming such decision upon such appeal then, in addition to any other payments to which the Limited Partner and Special Limited Partner are entitled under the terms of this Section 7.4, the General Partner shall pay to the Limited Partner and the Special Limited Partner the sum of (A) the income tax deficiency assessed against the Limited Partner or Special Limited Partner as a result of the Tax Credit recapture, (B) any interest and penalties imposed on the Limited Partner or Special Limited Partner with respect to such deficiency, and (C) an amount sufficient to pay any tax liability owed by the Limited Partner or Special Limited Partner resulting from the receipt of the amounts specified in (A) and
          (B).

Section 7.5 Capital Contribution of the Special Limited Partner. The Special Limited Partner shall make a Capital Contribution of $59 at the time of the Limited Partner's Capital Contribution payment referenced in Section 7.2(b)(1) upon the same conditions. The Special Limited Partner shall be in a different class from the Limited Partner and, except as otherwise expressly stated in this Agreement, shall not participate in any rights allocable to or exercisable by the Limited Partner under this Agreement.

Section 7.6 Return of Capital Contribution. From time to time the Partnership may have cash in excess of the amount required for the conduct of the affairs of the Partnership, and the General Partner may, in its sole discretion, determine that such cash should, in whole or in part, be returned to the Limited Partner in reduction of its Capital Contribution. Any Distribution to the Limited Partner pursuant to this Section 7.5, or pursuant to Section 7.4, shall be deemed to have been consented to by the Limited Partner. No such return shall be made:

     (a) Until this Agreement has been amended to reflect such reduction of capital; and

     (b) Unless all liabilities of the Partnership (except those to Partners on account of amounts credited to them pursuant to this Agreement) have been paid or there remain assets of the Partnership sufficient, in the sole discretion of the General Partner, to pay such liabilities.

Section 7.7 Liability of the Limited Partner and the Special Limited Partner. The Limited Partner and Special Limited Partner shall not be liable for any of the debts, liabilities, contracts or other obligations of the Partnership. The Limited Partner and Special Limited Partner shall be liable only to make its Capital Contributions in the amounts and on the dates specified in this Agreement and shall not be required to lend any funds to the Partnership or, after their respective Capital Contributions have been paid, to make any further Capital Contribution to the Partnership.

                                  ARTICLE VIII

                          WORKING CAPITAL AND RESERVES

Section 8.1 Operation and Maintenance Reserve. The Partnership, shall establish an operating and maintenance account and shall deposit thereinto an annual amount equal to $200 per residential unit per year for the purpose of repairs, maintenance and capital improvements. Said deposit shall be made monthly in equal installments. Withdrawals from such account shall be made only with the Consent of the Special Limited Partner. Any balance remaining in the account at the time of a sale of the Apartment Housing shall be allocated and distributed equally between the General Partner and the Limited Partner.

Section 8.2 Reserve for Replacements. The Partnership shall fund, establish and maintain a reserve account in an amount required by the Mortgage lenders, or any successor thereof.

Section 8.3 Initially left blank.

Section 8.4 Other Reserves. The General Partner shall establish out of funds available to the Partnership a reserve account sufficient in its sole discretion to pay any unforeseen contingencies which might arise in connection with the furtherance of the Partnership business including, but not limited to, (a) any rent subsidy required to maintain rent levels in compliance with the Code and applicable regulations; and (b) any real estate taxes, insurance, debt service or other payments for which other funds are not provided for hereunder or otherwise expected to be available to the Partnership. The General Partner shall not be liable for any good-faith estimate which it shall make in connection with establishing or maintaining any such reserves nor shall the General Partner be required to establish or maintain any such reserves if, in its sole discretion, such reserves do not appear to be necessary.

                                   ARTICLE IX

                             MANAGEMENT AND CONTROL

Section 9.1 Power and Authority of General Partner. Subject to other terms, conditions, and restrictions or other limitations as may be provided elsewhere in this Agreement, the General Partner shall have complete and exclusive control over the management of the Partnership business and affairs, and shall have the right, power and authority, on behalf of the Partnership, and in its name, to exercise all of the rights, powers and authority of a partner of a partnership without limited partners. No Limited Partner (except one who may also be a General Partner, and then only in its capacity as General Partner within the scope of its authority hereunder) shall have any right to be active in the management of the Partnership's business or investments or to exercise any control thereover, nor have the right to bind the Partnership in any contract, agreement, promise or undertaking, or to act in any way whatsoever with respect to the control or conduct of the business of the Partnership.

Section 9.2 Payments to the General Partners and Others. (a) The Partnership shall pay to the Developer a Development Fee in the amount of $50,000 in accordance with the Development Fee Agreement entered into by and between the Developer and the Partnership on the even date hereof. The Development Fee Agreement provides, in part, that the Development Fee shall first be paid from available proceeds in accordance with Section 9.2(b) of this Agreement and if not paid in full then the balance of the Development Fee will be paid in accordance with Section 11.1 of this Agreement.

     (b) The Partnership shall utilize the proceeds from the Capital Contributions paid pursuant to Section 7.2 and Section 7.5 of this Agreement to repay the contractor and sub-contractor, or others who hold liens, encumbrances, judgments, or other claims against the Project. If any Capital Contribution proceeds are remaining after all construction costs, excluding the Development Fee, are paid in full, then the remainder shall first be paid to the Developer in payment of the Development Fee. Any and all funds remaining shall be reserved for the future reserve, replacement, or other operating expenses as shall be deemed appropriate by the General Partner, Limited Partner, and the Property Manager.

     (c)  The  Partnership   shall  pay  to  the  Property  Manager  a  property
          management fee for the leasing and management of the Project in accordance with the Management Agreement.

     (i) As more particularly provided herein, the General Partner may dismiss the Property Manager as the entity responsible for the Project under the terms of the property management agreement; with the consent and approval of the Special Limited Partner and the Limited Partner. Moreover, and at the request of the Special Limited Partner, the General Partner or the Mortgage Lender shall remove the Property Manager in the event the Property Manager experiences an Event of Bankruptcy, is dissolved, or makes an assignment for the benefit of its creditors, or for any intentional misconduct by the Property Manager or failure to exercise reasonable care in the discharge of its duties and obligations as Property Manager, including without limitation, for any action or failure to take any action which:

          (A) violates in any material respect any provision of the property management agreement; or

          (B) violates in any material respect any provision of this Agreement or provisions of applicable law.

          (d) The Partnership shall pay to the Limited Partner a fee (the "Reporting Fee") defined as 50% of the Net Operating Income and commencing in the year 2000 for the Limited Partner's services in monitoring the operations of the Partnership and for services in connection with the Partnership's accounting matters and assisting with the preparation of tax returns and the reports required in Sections 14.2 and 14.3 of this Agreement. The Reporting Fee shall be payable within seventy-five (75) days following each calendar year and shall be payable from Net Operating Income in the manner and priority set forth in Section
               11.1 of this Agreement. If the Reporting Fee is not paid in any year it shall not accrue for payment in subsequent years.

          (e) The Partnership shall pay to the Property Manager a Partnership Administration Fee equal to 50% of Net Operating Income commencing in 1999 for services incident to the administration of the business and affairs of the Partnership, which services shall include, but not be limited to, maintaining the books and records of the Partnership, selecting and supervising the Partnership's accountants, bookkeepers and other Persons required to prepare and audit the Partnership's financial statements and tax returns, and preparing and disseminating reports on the status of the Project and the Partnership, all as required by Article XIV of this Agreement. The Partnership Administration Fee shall be payable within seventy-five (75) days following each calendar year and shall be payable from Net Operating Income in the manner and priority set forth in Section 11.1. If the Partnership Administration Fee is not paid in any year it shall not accrue for payment in subsequent years.

Section 9.3 Specific Powers of the General Partner.

     (a) In the Partnership's name and behalf and with the consent of the Property Manager, the General Partner may acquire (including by fee or real estate contract), hold, sell, transfer, assign, lease or otherwise deal with any real, personal or mixed property, interest therein or appurtenance thereto;

     (b) In the Partnership's name and behalf and with the consent of the Property Manager, the General Partner may employ, contract and otherwise deal with, from time to time, Persons whose services are necessary or appropriate in connection with management and operation of the Partnership business, including, without limitation, contractors, agents, brokers, accountants and attorneys, on such terms as the General Partner shall determine;

     (c) In the Partnership's name and behalf, the General Partner may bring or defend, pay, collect, compromise, arbitrate, resort to legal action or otherwise adjust claims or demands of or against the Partnership with the Consent of the Special Limited Partner;

     (d) In the Partnership's name and behalf and with the consent of the Property Manager, the General Partner may pay as a Partnership expense any and all costs and expenses associated with the formation, development, organization and operation of the Partnership, including the expense of annual audits, tax returns and LIHTC compliance;

     (e) In the Partnership's name and behalf and with the consent of the Property Manager, the General Partner may deposit, withdraw, invest, pay, retain and distribute the Partnership's funds in a manner consistent with the provisions of this Agreement;

     (f) The General Partner may require in any or all Partnership contracts that the General Partner shall not have any personal liability thereunder but that the Person contracting with the Partnership shall look solely to the Partnership and its assets for satisfaction;

     (g) In the Partnership's name and behalf, the General Partner may execute the Mortgage; and

     (h) In the Partnership's name and behalf, the General Partner may execute, acknowledge and deliver any and all instruments to effectuate any of the foregoing.

Section 9.4 Limitations on General Partner's Power and Authority. Including but not limited to the other terms, conditions, limitations, or restrictions contained in this Partnership Agreement , the General Partner shall not:

     (a)  Act in contravention of this Agreement;

     (b) Act in any manner which would make it impossible to carry on the ordinary business of the Partnership;

     (c)  Confess a judgment against the Partnership;

     (d) Possess Partnership property, or assign the Partner's right in specific Partnership property, for other than the exclusive benefit of the Partnership;

     (e) Admit a Person as a General Partner except as provided in this Agreement;

     (f) Admit a Person as a Limited Partner except as provided in this Agreement;

     (g)  Violate the Mortgage Loan or Mortgage Note;

     (h) Cause the Project apartment units to be rented to anyone other than Qualified Tenants;

     (i)  Violate the Minimum Set-Aside Test for the Project;

     (j)  Cause any recapture of the Tax Credits;

     (k) Permit any creditor who makes a nonrecourse loan to the Partnership to have, or to acquire at any time as a result of making such loan, any direct or indirect interest in the profits, income, capital or other property of the Partnership, other than as a secured creditor; or

     (l) Commingle funds of the Partnership with the funds of another Person provided, however, that the General Partner may establish a master fiduciary account pursuant to which separate subtrust accounts are established for the benefit of affiliated limited partnerships, provided that Partnership funds are protected from claims of such other partnerships and/or their creditors.

Section 9.5 Restrictions on Authority of General Partner. Without the prior approval of the Special Limited Partner neither the General Partner nor the General Partner shall:

     (a) Sell, exchange, lease or otherwise dispose of all or a substantial part of the assets of the Partnership;

     (b) Incur indebtedness other than the Mortgage Loan in the name of the Partnership, other than in the ordinary course of the Partnership's business;

     (c) Engage in any transaction not expressly contemplated by this Agreement in which the General Partner has an actual or potential conflict of interest with the Limited Partner or the Special Limited Partner;

     (d) Admit a General Partner, or elect to continue the Partnership's business after a General Partner ceases to be a General Partner (other than by removal) where there is no remaining or surviving General Partner;

     (e) Contract away the fiduciary duty owed to the Limited Partner and the Special Limited Partner at common law; or

     (f) Take any action which would cause the Project to fail to qualify, or which would cause a termination or discontinuance of the qualification of the Project, as a "qualified low income housing project" under
          Section 42(g)(1) of the Code, as amended, or any successor thereto, or which would cause the Limited Partner to fail to obtain the Projected Tax Credits or which would cause the recapture of any LIHTC.

Section 9.6 Duties of General Partner. The General Partner agrees that at all times it shall:

     (a) Use its best efforts to rent 100% of the apartment units to Qualified Tenants during the Project's "compliance period" for purposes of Code
          Section 42.

     (b) Diligently and faithfully devote such of its time to the business of the Partnership as may be necessary to properly conduct the affairs of the Partnership;

     (c) Aid and assist the Property Manager in the filing and publishing all certificates, statements or other instruments required by law for the formation and operation of the Partnership as a limited partnership in all appropriate jurisdictions;

     (d) Aid and assist the Property Manager of the Partnership to carry adequate public liability insurance, comprehensive casualty insurance for not less than the full insurable value of the Project and such other insurance as is generally maintained for properties similar to the Project;

     (e) Have a fiduciary responsibility for any and all Partnership activities whether or not the undertakings are in its immediate possession or control;

     (f) Comply with all Code and state rules and regulations for rural rental housing and LIHTC; and

     (g) Perform such other acts as may be expressly required of it under the terms of this Agreement.


Section 9.7 Partnership Expenses.

     (a) All of the Partnership's expenses shall be billed directly to and paid by the Partnership to the extent practicable. Reimbursements to the General Partner, or any of its Affiliates, by the Partnership shall be allowed only for reasonable the Partnership's Cash Expenses; unless the General Partner is obligated to pay the same as an Operating Deficit during the Operating Deficit Guarantee Period, and subject to the limitations on the reimbursement of such expenses set forth herein. For the purposes of this Section, Cash Expenses shall include fees paid by the Partnership to the General Partner or any Affiliate of the General Partner permitted by this Agreement and the actual cost of goods, materials and administrative services used for or by the Partnership, whether incurred by the General Partner, an Affiliate of the General Partner or a nonaffiliated Person in performing the foregoing functions. As used in the preceding sentence, "actual cost of goods and materials" means the actual cost of goods and materials used for or by the Partnership and obtained from entities which are not Affiliates of the General Partner, and actual cost of administrative services means the pro rata cost of personnel (as if such persons were employees of the Partnership) associated therewith, but in no event to exceed the amount which would be charged by nonaffiliated Persons for comparable goods and services.

     (b) Reimbursement to the General Partner or any of its Affiliates of operating cash expenses pursuant to Subsection (a) hereof shall be subject to the following:

          (i) No such reimbursement shall be permitted for services for which the General Partner or any of its Affiliates is entitled to compensation by way of a separate fee; and

          (ii) No such reimbursement shall be made for (a) rent or depreciation, utilities, capital equipment or other such administrative items, and (b) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any "controlling person" of the General Partner or any Affiliate of the General Partner. For the purposes of this Section 9.7(b)(ii), "controlling person" includes, but is not limited to, any Person, however titled, who performs functions for the General Partner or any Affiliate of the General Partner similar to those of: (1) chairman or member of the board of directors; (2) executive management, such as president, vice president or senior vice president, corporate secretary or treasurer; (3) senior management, such as the vice president of an operating division who reports directly to executive management; or (4) those holding 5% or more equity interest in such General Partner or any such Affiliate of the General Partner or a person having the power to direct or cause the direction of such General Partner or any such Affiliate of the General Partner, whether through the ownership of voting securities, by contract or otherwise.

Section 9.8 General Partner Expenses. The General Partner or Affiliates of the General Partner shall pay all Partnership expenses which are not permitted to be reimbursed pursuant to Section 9.8 and all other expenses which are unrelated to the business of the Partnership.

Section 9.9 Other Business of Partners. Notwithstanding, Section 9.5(c) any Partner may engage independently or with others in other business ventures of every nature and description, including, without limitation, the acquisition, development, rehabilitation, operation and management of real estate projects and developments of every type on their own behalf or on behalf of other partnerships, joint ventures, corporations or other business ventures formed by them or in which they may have an interest, including, without limitation, business ventures similar to, related to or in direct or indirect competition with the Project except if prohibited under a non-competition agreement. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom.

Section 9.10 Covenants, Representations and Warranties. The General Partner covenants, represents and warrants that the following are presently true and will be true during the term of this Agreement, to the extent then applicable:

     (a) The Partnership is a duly organized limited partnership validly existing under the laws of the State and has complied with all filing requirements necessary for the protection of the limited liability of the Limited Partner and the Special Limited Partner.

     (b) The Partnership Agreement and the Project Documents are in full force and effect and neither the Partnership nor the General Partner is in breach or violation of any provisions thereof.

     (c) The Project is being operated in accordance with standards and procedures which are prudent and customary for the operation of properties similar to the Project.

     (e) Additional Improvements on the Project, if any, shall be completed substantially in conformity with the Project Documents or any other requirements necessary to obtain completion of construction.

     (f) No Partner has or will have any personal liability with respect to, or has or will have personally guaranteed the payment of, the Mortgage.

     (g) All appropriate public utilities, including sanitary and storm sewers, water, gas and electricity, are currently available and will be operating properly for all units in the Project throughout the term of the Partnership.

     (h) The Project has obtained Permanent Mortgage Commencement, and will maintain throughout the term of this Partnership Insurance written by an Insurance Company.

     (i) The Partnership owns the fee simple interest in the Project, subject only to liens (except those with respect to which an adequate bond or other financial security has been issued) which, in the aggregate, do not exceed $10,000 and the Mortgage Loan.

     (j) Except as otherwise disclosed to the Limited Partner and the Special Limited Partner in writing prior to the execution of the Partnership Agreement, to the best of the General Partner's knowledge: (1) no Hazardous Substance has been disposed of, or released to or from, or otherwise now exists in, on, under or around, the Project and (2) no aboveground or underground storage tanks are now or have ever been located on or under the Project. The General Partner will not install or allow to be installed any aboveground or underground storage tanks on the Project. The General Partner covenants that the Project shall be kept free of Hazardous Materials and shall not be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in connection with the normal maintenance and operation of any portion of the project. The General Partner shall comply, or cause there to be compliance, with all applicable Federal, state and local laws, ordinances, rules and regulations with respect to Hazardous Materials and shall keep, or cause to be kept, the Project free and clear of any liens imposed pursuant to such laws, ordinances, rules and regulations. The General Partner must promptly notify the Special Limited Partner in writing (3) if it knows, or suspects or believes there may be any Hazardous Substance in or around any part of the Project, any Improvements constructed on the Project, or the soil, groundwater or soil vapor, (4) if the General Partner or the Partnership may be subject to any threatened or pending investigation by any governmental agency under any law, regulation or ordinance pertaining to any Hazardous Substance, and (5) of any claim made or threatened by any Person, other than a governmental agency, against the Partnership or General Partner arising out of or resulting from any Hazardous Substance being present or released in, on or around any part of the Project.

     (k) The General Partner has not executed and will not execute any agreements with provisions contradictory to, or in opposition to, the provisions of the Partnership Agreement.

     (l) The Partnership will allocate to the Limited Partner the Projected Annual Tax Credits.

     (m) No charges or encumbrances exist with respect to the Project other than those which are created or permitted by the Project Documents or are noted or excepted in the title policy for the Project.

     (n) The buildings on the Project site constitute or shall constitute a "qualified low-income housing project" as defined in Section 42(g) of the Code, and as amplified by the Treasury Regulations thereunder. In this connection, not later than December 31 of the first year in which the Partners elected the LIHTC to commence in accordance the Code, the Project satisfied the Minimum Set-Aside Test.

     (o) All accounts of the Partnership required to be maintained under the terms of the Project Documents, including, without limitation, any reserves in accordance with Article VIII hereof, are currently funded to required levels, including levels required by any authority.

     (p) The General Partner has not lent or otherwise advanced any funds to the Partnership other than its Capital Contribution and the Partnership has no unsatisfied obligation to make any payments of any kind to the General Partner or any Affiliate thereof.

     (q) No event has occurred which constitutes a material default under any of the Project Documents.

     (r) No event has occurred which has caused, and the General Partner has not acted in any manner which will cause (1) the Partnership to be treated for federal income tax purposes as an association taxable as a corporation, (2) the Partnership to fail to qualify as a limited partnership under the Act, or (3) the Limited Partner to be liable for Partnership obligations; provided however, the General Partner shall not be in breach of this representation if all or a portion of a Limited Partner's agreed upon Capital Contributions are used to satisfy the Partnership's obligations to creditors of the Partnership and such action by the General Partner is otherwise authorized under this Agreement and; provided further, however, the General Partner shall not be in breach of this representation if the action causing the Limited Partner to be liable for the Partnership obligations is undertaken by the Limited Partner.

     (s) No event or proceeding, including, but not limited to, any legal actions or proceedings before any court, commission, administrative body or other governmental authority, and acts of any governmental authority having jurisdiction over the zoning or land use laws applicable to the Project, has occurred the continuing effect of which has: (1) materially or adversely affected the operation of the Partnership or the Project; (2) materially or adversely affected the ability of the General Partner to perform its obligations hereunder or under any other agreement with respect to the Project; or (3) prevented the completion of construction of the Improvements in substantial conformity with the Project Documents, other than legal proceedings which have been bonded against (or as to which other adequate financial security has been issued) in a manner as to indemnify the Partnership against loss; provided, however, the foregoing does not apply to matters of general applicability which would adversely affect the Partnership, the General Partner, Affiliates of the General Partner or the Project only insofar as they or any of them are part of the general public.

     (t) Neither the Partnership nor the General Partner has any liabilities, contingent or otherwise, which have not been disclosed in writing to the Limited Partner and the Special Limited Partner and which in the aggregate affect the ability of the Limited Partner to obtain the anticipated benefits of its investment in the Partnership.

     (u) The General Partner has and shall maintain a net worth equal to at least $1,000,000 computed in accordance with generally accepted accounting principles.

     The General Partner shall be liable to the Limited Partner for any costs, damages, loss of profits, diminution in the value of its investment in the Partnership, or other losses, of every nature and kind whatsoever, direct or indirect, realized or incurred by the Limited Partner as a result of any material breach of the representations and warranties set forth in this Section 9.11.

                                    ARTICLE X

                    ALLOCATIONS OF INCOME, LOSSES AND CREDITS

Section 10.1 General. All items includable in the calculation of Income or Loss not arising from a Sale or Refinancing, and all Tax Credits, shall be allocated 99.98% to the Limited Partner, .01% to the Special Limited Partner, and .01% collectively to the General Partner.

Section 10.2 Allocations From Sale or Refinancing. All Income and Losses arising from a Sale or Refinancing shall be allocated between the Partners as follows:

     (a)  As to Income:

          (1) First, an amount of Income equal to the aggregate negative balances (if any) in the Capital Accounts of all Partners having negative Capital Accounts (prior to taking into account the Sale or Refinancing and the Distribution of Sale or Refinancing Proceeds, but after giving effect to Distributions of Net Operating Income and allocations of Income and Losses pursuant to
               Section 10.1 for the year shall be allocated to such Partners in proportion to their negative Capital Account balances until all such Capital Accounts shall have zero balances; and

          (2) The balance, if any, of such Income shall be allocated 50% to the Limited Partner and 50% collectively to the General Partner.

     (b)  As to Losses:

          (1) an amount of Losses equal to the aggregate positive balances (if any) in the Capital Accounts of all Partners having positive
               Capital Accounts (prior to taking into account the Sale or Refinancing and the Distribution of Sale or Refinancing Proceeds, but after giving effect to Distributions of Net Operating Income and allocations of Income and Losses pursuant to Section 10.1 for the year shall be allocated to such Partners in proportion to their positive Capital Account balances until all such Capital Accounts shall have zero balances; and

          (2) the balance of any such Losses shall be allocated 99.98% to the Limited Partner, .01% to the Special Limited Partner and .01% collectively to the General Partner.

     (c) Notwithstanding the foregoing provisions of Section 10.2(a) and (b), in no event shall any Losses be allocated to the Limited Partner or the Special Limited Partner if and to the extent that such allocation would create or increase an Adjusted Capital Account Deficit for the Limited Partner or the Special Limited Partner. In the event an allocation of 99.98% or .01% of each item includable in the calculation of Income or Loss not arising from a Sale or Refinancing, would create or increase an Adjusted Capital Account Deficit for the Limited Partner or the Special Limited Partner, respectively, then so much of the items of deduction other than projected depreciation shall be allocated to the General Partner instead of the Limited Partner or the Special Limited Partner as is necessary to allow the Limited Partner or the Special Limited Partner to be allocated 99.98% and .01%, respectively, of the items of Income and Project depreciation without creating or increasing an Adjusted Capital Account Deficit for the Limited Partner or the Special Limited Partner, it being the intent of the parties that the Limited Partner and the Special Limited Partner always shall be allocated 99.98% and .01%, respectively, of the items of Income not arising from a Sale or Refinancing and 99.98% and .01%, respectively, of the Project depreciation.

Section 10.3 Special Allocations. The following special allocations shall be made in the following order:

     (a) Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provisions of this Article X, if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year, each Partner shall be specially allocated items of Partnership Income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Person's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner and pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(f)(6) and 1.704-2(j)(2) of the Treasury Regulations. This Section 10.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

     (b) Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Article X, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, each Person who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Partnership Income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Person's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations
          Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This
          Section 10.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

     (c) In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations
          Section 1.704-1(b)(2)(ii)(d)(4),  Section 1.704-1(b)(2)(ii)(d)(5),  or
          Section 1.704-1(b)(2)(ii)(d)(6), items of Partnership Income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this
          Section 10.3(c) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 10.3 have been tentatively made as if this Section 10.3(c) were not in the Agreement.

     (d) In the event any Partner has a deficit Capital Account at the end of any Partnership fiscal year which is in excess of the sum of (i) the amount such Partner is obligated to restore, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
          Section 10.3(d) shall be made if and only to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 10.3 have been tentatively made as if this Section 10.3(d) and Section 10.3(c) hereof were not in the Agreement.

     (e)  Nonrecourse   Deductions  for  any  fiscal  year  shall  be  specially
          allocated 99.98% to the Limited Partner, .01% to the Special Limited Partner and .01% collectively to the General Partner.

     (f) Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the General Partner or Limited Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

     (g) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section
          743(b)  is  required,   pursuant  to  Treasury   Regulations   Section
          1.704-1(b)(2)(iv)(m)(2)         or         Regulations         Section
          1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of his interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the General Partner in accordance with their interests in the Partnership in the event that Treasury Regulations
          Section 1.704-1 (b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made in the event that Treasury Regulations
          Section 1.704-1(b)(2)(iv)(m)(4) applies.

     (h) To the extent the Partnership has taxable interest income with respect to any promissory note pursuant to Section 483 or Section 1271 through 1288 of the Code:

          (i) Such interest income shall be specially allocated to the Limited Partner to whom such promissory note relates; and

          (ii) The amount of such interest income shall be excluded from the Capital Contributions credited to such Partner's Capital Account in connection with payments of principal with respect to such promissory note.

     (i) In the event the adjusted tax basis of any Code Section 38 property that has been placed in service by the Partnership is increased pursuant to Code Section 50(c), such increase shall be specially allocated among the Partners (as an item in the nature of income or gain) in the same proportions as the investment tax credit that is recaptured with respect to such property is shared among the Partners.

     (j) Any reduction in the adjusted tax basis (or cost) of Partnership Code Section property pursuant to Code Section 50(c) shall be specially allocated among the Partners (as an item in the nature of expenses or losses) in the same proportions as the basis (or cost) of such property is allocated pursuant to Treasury Regulations Section 1.46-3(f)(2)(i).

     (k) Any Income, Loss or deduction realized as a direct or indirect result of the issuance of an interest in the Partnership by the Partnership to a Partner (the "Issuance Items") shall be allocated among the Partners so that, to the extent possible, the net amount of such issuance items, together with all other allocations under this Agreement to each Partner, shall be equal to the net amount that would have been allocated to each such Partner if the Issuance Items had not been realized.

     (l) If any Partnership expenditure treated as a deduction on its federal income tax return is disallowed as a deduction and treated as a distribution pursuant to Section 731(a) of the Code, there shall be a special allocation of gross income to the Partner deemed to have received such distribution equal to the amount of such distribution.

     (m) The allocation to the General Partner of each material item of Partnership income, loss, deduction or credit will not be less than 1% of each such item at all times during the existence of the Partnership.

     (n)  Interest  deduction  on the  Partnership  indebtedness  referred to in
          Section 6.3 shall be allocated 100% to the General Partner.

Section 10.4 Curative Allocations. The allocations set forth in Sections 10.3(a), 10.3(b), 10.3(c), 10.3(d), 10.3(e), 10.3(f), and 10.3(g) hereof
     (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership Income, gain, Loss, or deduction pursuant to this Section 10.4. Therefore, notwithstanding any other provision of this
     Article X (other than the Regulatory Allocations), with the Consent of the Special Limited Partner, the General Partner shall make such offsetting special allocations of Partnership Income, gain, Loss, or deduction in whatever manner the General Partner, with the Consent of the Special Limited Partner, determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Sections 10.3(h), 10.3(i), 10.3(j), 10.3(k), and 10.5. In exercising its discretion under Section 10.4, the General Partner shall take into account future Regulatory Allocations under Section 10.3(a) and 10.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 10.3(e) and 10.3(f).

Section 10.5 Other Allocation Rules.

     (a) The basis (or cost) of any Partnership Code Section 38 property shall be allocated among the Partners in accordance with Treasury Regulations Section 1.46-3(f)(2)(i). All Tax Credits (other than the investment tax credit) shall be allocated among the Partners in accordance with applicable law. Consistent with the foregoing, the Partners intend that LIHTC will be allocated 99.98% to the Limited Partner, .01% to the Special Limited Partner and .01% collectively to the General Partner.

     (b) In the event Partnership Code Section 38 property is disposed of during any taxable year, profits for such taxable year (and, to the extent such profits are insufficient, profits for subsequent taxable years) in an amount equal to the excess, if any, of (1) the reduction in the adjusted tax basis (or cost) of such property pursuant to Code
          Section 50(c), over (2) any increase in the adjusted tax basis of such property pursuant to Code Section 50(c) caused by the disposition of such property, shall be excluded from the profits allocated pursuant to Section 10.1 hereof and shall instead be allocated among the Partners in proportion to their respective shares of such excess, determined pursuant to Section 10.3(i) and 10.3(j) hereof. In the event more than one item of such property is disposed of by the Partnership, the foregoing sentence shall apply to such items in the order in which they are disposed of by the Partnership, so the profits equal to the entire amount of such excess with respect to the first such property disposed of shall be allocated prior to any allocations with respect to the second such property disposed of, and so forth.

     (c) For purposes of determining the Income, Losses, or any other items allocable to any period, Income, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner with the Consent of the Special Limited Partner, using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

Section 10.6 Tax  Allocations:  Code Section  704(c).  In  accordance  with Code
     Section 704(c) and the Treasury Regulations thereunder, Income, gain, Loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with this Agreement).

     In the event the Gross Asset Value of any Partnership asset is adjusted pursuant hereto, subsequent allocations of Income, gain, Loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

     Any elections or other decisions relating to such allocations shall be made by the General Partner with the Consent of the Special Limited Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 10.6 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Income, Losses, other items, or distributions pursuant to any provision of this Agreement.

Section 10.7 Allocation Among Limited Partners and Assignees. In the event that the Interest of the Limited Partner hereunder is at any time held by more than one Limited Partner or Assignee all tax items which are specifically allocated to the Limited Partner for any month pursuant to this Article X shall be apportioned among such Persons according to the ratio of their respective profit-sharing interests in the Partnership at the last day of such month.

Section 10.8 Allocation Among General Partners. In the event that the Interest of the General Partner hereunder is at any time held by more than one General Partner all tax items which are specifically allocated to the General Partner for any month pursuant to this Article X shall be apportioned among such Persons in such percentages as may from time to time be determined by agreement among them without amendment to this Agreement or consent of the Limited Partner or Consent of the Special Limited Partner.

Section 10.9 Modification of Allocations. The provisions of Articles X and XI and other provisions of this Agreement are intended to comply with Treasury Regulations Section 1.704 and shall be interpreted and applied in a manner consistent with such section of the Treasury Regulations. In the event that the General Partner determines, in its sole discretion, that it is prudent to modify the manner in which the Capital Accounts of the Partners and Assignees, or any debit or credit thereto, are computed in order to comply with such section of the Treasury Regulations, the General Partner may make such modification, but only with the Consent of the Special Limited Partner, to the minimum extent necessary, to effect the plan of allocations and Distributions provided for elsewhere in this Agreement. Further, the General Partner shall make any appropriate modifications, in the event it appears that unanticipated events (e.g., the existence of a Partnership election pursuant to Code Section 754) might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704.

                                   ARTICLE XI

                                  DISTRIBUTION

Section 11.1 Distribution of Net Operating Income. Net Operating Income for each fiscal year shall be distributed within seventy-five (75) working days following each calendar year and shall be applied in the following order of priority:

     (a)  To pay the Reporting Fee;

     (b) To pay the Development Fee in accordance with the Development Fee Agreement;

     (c) To pay the Operating Loans, if any, as referenced in Section 6.2 of this Agreement;

     (d)  To pay the Partnership Administration Fee;

     (e) To pay 50% of the remaining Net Operating Income to Property Manager as a Tax Credit Guarantee Fee; and

     (f)  The  remaining  Net  Operating  Income  shall  be paid to the  Limited
          Partner.

Section 11.2 Distribution Upon Sale or Refinancing. Provided the Distribution is not determined to be a liquidating distribution pursuant to Treasury Regulation 1.704-1(b)(2)(ii)(g), funds available for distribution upon Sale or Refinancing shall be distributed in the following order:

     (a) To the payment of the Mortgage Note and other matured debts and liabilities of the Partnership, if applicable;

     (b) To the payment of the original capital contribution of the Limited Partner, including 8% per annum on said contribution;

     (c) To the payment of Operating Loans and any other priority debt in accordance with State law, excluding payment pursuant to Section 11.2(c); and

     (d)  Thereafter, 91% to the Limited Partner and 9% to the General Partner.

                                   ARTICLE XII

                              TRANSFERS OF LIMITED
                      PARTNER'S INTEREST IN THE PARTNERSHIP

Section 12.1 Assignment of Limited Partner's Interest. The Limited Partner and Special Limited Partner shall not have the right to assign all or any part of its interest in the Partnership to any other Person, whether or not a Partner, except:

     (a) By a written instrument in form and substance satisfactory to the General Partner and its counsel, setting forth the name and address of the proposed transferee, the nature and extent of the Interest which is proposed to be transferred and the terms and conditions upon which the transfer is proposed to be made, stating that the Assignee accepts and agrees to be bound by all of the terms and provisions of this Agreement, and providing for the payment of all reasonable expenses incurred by the Partnership in connection with such assignment, including but not limited to the cost of preparing any necessary or appropriate amendment to this Agreement;

     (b) Upon consent of the General Partner to such assignment, which shall not be unreasonably withheld; and

     (c) Upon receipt by the General Partner of an opinion of counsel acceptable to the General Partner that such assignment complies with all applicable federal and state securities laws; and

     (d) Upon receipt by the General Partner of the Assignee's written representation that the Partnership Interest is to be acquired by him for his own account for long-term investment and not with a view toward resale, fractionalization, division or distribution thereof.

     THE LIMITED PARTNERSHIP INTEREST AND THE SPECIAL LIMITED PARTNERSHIP INTEREST DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED OR UNDER ANY STATE SECURITIES LAW. THESE INTERESTS MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

Section 12.2 Effective Date of Transfer. Any assignment of a Limited Partner's Interest or Special Limited Partner's Interest pursuant to Section 12.1 shall become effective as of the last day of the calendar month in which the last of the conditions in Section 12.1 to such assignment are satisfied.

Section 12.3 Invalid Assignment. Any purported assignment of an interest of a Limited Partner or Special Limited Partner otherwise than in accordance with Section 12.1 or Section 12.6 shall be of no effect as between the Partnership and the purported assignee and shall be disregarded by the General Partner in making allocations and Distributions hereunder.

Section 12.4 Assignee's Rights to Allocations and Distributions. An Assignee shall be entitled to receive allocations of Partnership tax items and Distributions from the Partnership attributable to the Partnership Interest acquired by reason of any permitted assignment from and after the first day of the calendar month following the month which ends with the effective date of the transfer of such Interest as provided in Section 12.2. The Partnership and the General Partner shall be entitled to treat the assignor of such Partnership Interest as the absolute owner thereof in all respects, and shall incur no liability for allocations of Partnership items and Distributions made in good faith to such assignor, until such time as the written instrument of assignment has been received by the Partnership.

Section 12.5 Substitution of Assignee as Limited Partner or Special Limited Partner.

     (a) An Assignee shall not have the right to become a Substitute Limited Partner or Substitute Special Limited Partner in place of his assignor unless the written consent of the General Partner to such substitution shall have been obtained, which consent, in the General Partner's absolute discretion, may be withheld; except that an Assignee which is an Affiliate of the Limited Partner or Special Limited Partner, may become a Substitute Limited Partner or Substitute Special Limited Partner without the consent of the General Partner.

     (b) A nonadmitted Assignee of a Limited Partner's or Special Limited Partner's Interest in the Partnership under an assignment complying with Section 12.1 shall only be entitled to receive that share of allocations, Distributions and the return of Capital Contribution to which its transferor would otherwise be entitled with respect to the Interest transferred, and shall have no right to obtain any information on account of the Partnership's transactions, to inspect the Partnership's books and records or have any other of the rights and privileges of a Limited Partner or Special Limited Partner, provided, however, that the Partnership shall, if an Assignee and assignor jointly advise the General Partner in writing of a transfer of an Interest in the Partnership complying with Section 12.1, furnish the Assignee with pertinent tax information at the end of each fiscal year of the Partnership.

     (c) The General Partner may elect to treat an Assignee of a Partnership interest who has not become a substitute Limited Partner as a substitute Limited Partner in the place of its Assignor should it deem in its absolute discretion that such treatment is in the best interest of the Partnership.

Section 12.6 Bankruptcy Provisions. Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall be deemed an executory contract under Section 365 of the U.S. Bankruptcy Code, until all of the requirements of Section 9.2 of this Agreement are satisfied.

Section 12.7 Death,  Bankruptcy,  Incompetency,  etc. of a Limited Partner. Upon
     the death, dissolution, adjudication of bankruptcy, insanity or adjudication of incompetency of a Limited Partner or Special Limited Partner, such Partner's executors, administrators or legal representatives shall have all the rights of a Limited Partner or Special Limited Partner, as the case may be, for the purpose of settling or managing such Partner's estate, including such power as such Partner possessed to assign his interest as a Partner. However, such executors, administrators or legal representatives will not have the right to become Substitute Limited Partners or substitute Special Limited Partners in the place of their predecessors-in-interest unless the General Partner consents in accordance with Section 12.5(a).

Section 12.8 Assignment. For the purposes of this Article XII, "assign" and "assignment" shall mean any grant, vesting, conveyance, or transfer whatsoever of any interest whatsoever (including without limitations security interests), whether by operation of law or consensually, gratuitously or for considerations.

                                  ARTICLE XIII

                     RESIGNATION, REMOVAL AND REPLACEMENT OF
                                 GENERAL PARTNER

Section 13.1 Resignation of General Partner. A General Partner may resign only with the prior written approval of the Limited Partner. The Consent of the Limited Partner may be conditioned upon the agreement of one or more successor General Partners who satisfy the requirements of Section 13.3 of this Agreement to be admitted as substitute General Partner(s). Section
     13.2 Removal of General Partner.

     (a) The Limited Partner or the Special Limited Partner may remove any or all of the General Partner:

          (1)  For cause if any such General Partner has:

               (A)  Been subject to an event of Bankruptcy;

               (B) Committed any fraud, willful misconduct, breach of fiduciary duty or other grossly negligent conduct in the performance of its duties under this Agreement;

               (C) Convicted of, or entering into a plea of guilty to, a felony;

               (D)  Made personal use of Partnership funds or properties;

               (E) Violated the terms of the Mortgage Note, and such violation prompts Mortgage Lenders to issue a default letter or acceleration notice to the Partnership or General Partner, except that in regard to the Mortgage the cure period shall be the sooner of thirty days or ten days prior to the expiration of the cure period referenced in the loan documents, if any;

               (F) Failed to provide any loan, advance, Capital Contribution or any other payment to the Partnership required under this Agreement;

               (G) Failed to obtain the Consent of the Special Limited Partner prior to any decision, act or omission under circumstances where this Agreement requires that such consent be obtained;

               (H) Breached any representation, warranty or covenant contained in this Agreement, or failed to perform any other action which may be required by this Agreement and such conduct caused the Partnership to suffer an uninsurable loss;

               (I) Violated any federal or state tax law which causes a recapture of LIHTC; or

               (J) Failed during any six-month period during the first 15 years of Project operations to cause at least 85% of the total apartment units in the Project to qualify for LIHTC, unless such failure is the result of Force Majeure or unless such failure is cured within 120 days after the end of the six-month period.

     (b) Written notice of the removal for cause of a General Partner shall be served by the Special Limited Partner or the Limited Partner, or both of them, upon the General Partner either by certified or by registered mail, return receipt requested, or by personal service. Such notice shall set forth the reasons for the removal, if any, and the date upon which the removal is to become effective.

     (c) Upon receipt of such notice of removal for cause, the General Partner shall cause an accounting to be prepared covering the transactions of the Partnership from the end of the previous fiscal year thorough the date of receipt of such notice and thereafter it shall not sell or dispose of Partnership assets in the ordinary course of business of the Partnership or otherwise unless such sale or disposition is subject to a conduct entered into by and binding upon the Partnership prior to the date upon which such notice was received by the General Partner. If possible the accounting shall be completed by the effective date of the removal and shall be in sufficient detail to accurately and fully reflect the earnings or losses for the period and the financial condition of the Partnership. The expense of the accounting shall be borne by the General Partner.

     (d) The removal of the General Partner for cause shall become effective upon the date set forth in the notice. Such General Partner shall (i) cease to be a Partner of, or have any further interest in, the Partnership as of the effective date of the removal; (ii) be entitled to receive as its sole compensation for its interest in the Partnership an amount equal to its Capital Account balance as of the effective date of the removal, payable upon the dissolution and termination of the Partnership after all of the Partners have been distributed the positive balances in their Capital Accounts; and (iii) remain liable to restore any deficit balance in its Capital Account as of the date of its removal as provided in Section 15.3(b) of this Agreement.

Section 13.3 Admission of Substitute General Partner. Except as may be otherwise provided in this Agreement, no Person shall be admitted as an additional or successor General Partner unless (a) such Person shall have agreed to become a General Partner by a written instrument which shall include the acceptance and adoption of this Agreement; (b) the Consent of the Special Limited Partner to the admission of such Person as a substitute General Partner, which consent may be withheld in the discretion of the Special Limited Partner, shall have been given; and (c) such Person shall have executed and acknowledged any other instruments which the Special Limited Partner shall reasonably deem necessary or appropriate to affect the admission of such Person as a substitute General Partner. If the foregoing conditions are satisfied, this Agreement shall be amended in accordance with the provisions of the Act, and all other steps shall be taken which are reasonably necessary to effect the Withdrawal of the Withdrawing General Partner and the substitution of the successor General Partner. Nothing contained herein shall reduce the Limited Partner's Interest or the Special Limited Partner's Interest in the Partnership.

Section 13.4 Continuing Liability. In the event a General Partner is removed or otherwise withdraws from the Partnership or sells, transfers or assigns its entire interest pursuant to this Article XIII, such General Partner shall be, and shall remain, liable for all obligations and liabilities incurred as General Partner prior to the effective date of such event to the extent the time for performance thereof has accrued by such date, but shall otherwise be free of any obligation or liability incurred as General Partner.

Section 13.5 Transfer of Interest. Except as otherwise provided herein, the General Partner may not assign, transfer, mortgage or sell any portion of its interest in the Partnership, or enter into any agreement as the result of which any Person shall become interested in the Partnership, without the consent of the Limited Partner. A transferee of the General Partner's interest in the Partnership shall not become a General Partner unless admitted in accordance with Section 13.3.

Section 13.6 Payment to General Partner Upon Resignation, Death or Insanity.

     (a) Upon the resignation of the General Partner pursuant to Section 13.1, or the death or insanity of the General Partner if an individual, or dissolution of the General Partner if a corporation, partnership, trust or other form of legal entity, and if the business of the
          Partnership is to be continued with one or more successor or additional General Partner(s), the Partnership shall have the right, with the approval of the Limited Partner to liquidate such General Partner's Partnership Interest upon payment to such General Partner of the Fair Market Value of such Interest as determined by two independent appraisers. If the Partnership does not liquidate the General Partner's Partnership Interest pursuant to the previous sentence, then the General Partner shall retain the same Interest in the Income, Losses, Tax Credits, Distributions and Capital of the Partnership as it previously held under this Agreement, but such Interest shall be held as a special limited partner; and the General Partner shall not be personally liable for Partnership debts incurred after such General Partner's general partner Interest is liquidated. The resigning General Partner or its representative as the case may be shall choose one appraiser and the successor or continuing General Partner(s) shall choose one appraiser. If such appraisers cannot agree upon the Fair Market Value of the General Partner's Partnership Interest within 30 days after liquidation of the General Partner's Interest, the two appraisers so chosen shall jointly choose a third appraiser. The Fair Market Value of the General Partner's Partnership Interest shall be the appraisal submitted by the third appraiser whose determination shall be final and binding. Each of the parties shall compensate its own appraiser and the compensation of the third appraiser shall be borne equally by such parties. If the continuing or successor General Partner(s) fail to choose an appraiser, the Fair Market Value of the General Partner's Partnership Interest shall be determined by the appraiser chosen by the resigning General Partner or its representative as the case may be. If the General Partner fails to choose an appraiser, the Fair Market Value of the General Partner's
          Partnership Interest shall be determined by the appraiser chosen by the continuing or successor General Partner(s).

     (b) The purchase price of the General Partner's Partnership Interest upon resignation, dissolution, death or insanity, as determined pursuant to
          Section 13.6(a), shall be paid by the Partnership by delivering to the General Partner or its representative as the case may be the Partnership's unsecured promissory note bearing interest at a rate which is equal to the lesser of 2% per annum in excess of the then prevailing prime or reference rate charged by Bank of America N.T. & S.A., Main Office, San Francisco, California, or the maximum legal rate. Said note shall be payable upon Liquidation in accordance with state law priority. The note shall also provide that the Partnership may prepay all or any part thereof without penalty. Notwithstanding the foregoing: if such note is delivered following the resignation of the General Partner then (i) such note shall not bear interest and
          (ii) the principal payable to the resigned General Partner shall be limited in amount and date of payment to Distributions which such resigned General Partner would have received under this Agreement had the General Partner not resigned.

                                   ARTICLE XIV

                          BOOKS AND ACCOUNTS, REPORTS,
                      TAX RETURNS, FISCAL YEAR AND BANKING

Section 14.1 Books and Accounts.

     (a) The General Partner shall cause the Partnership to keep and maintain at its principal executive office full and complete books and records which shall include each of the following:

          (1) a current list of the full name and last known business or residence address of each Partner set forth in alphabetical order together with the Capital Contribution and the share in profits and losses of each Partner;

          (2) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

          (3) copies of the Partnership's federal, state and local income tax information returns and reports, if any, for the six most recent taxable years;

          (4) copies of the original of this Agreement and all amendments thereto;

          (5) financial statements of the Partnership for the six most recent fiscal years; and

          (6) the Partnership's books and records for at least the current and past three fiscal years.

     (b) Upon the request of the Limited Partner, the General Partner shall promptly deliver to the Limited Partner, at the expense of the
          Partnership, a copy of the information set forth in Section 14.1(a)(1),(2) or (4) above. The Limited Partner shall have the right upon reasonable request and during normal business hours to inspect and copy any of the foregoing, or any of the other books and records of the Partnership or the Project at its own expense, and, upon reasonable request, to obtain from the General Partner copies of the Partnership's federal, state and local income tax or information returns, promptly after such returns become available.

Section 14.2 Accounting Reports.

     (a) By February 20 of each calendar year the General Partner shall provide to each Person who was a Limited Partner at any time during the fiscal year ending during that calendar year all tax information necessary for the preparation of his federal and state income tax returns and other tax returns with regard to the jurisdiction(s) in which the Partnership is formed and in which the Project is located.

     (b) By March 1 of each calendar year the General Partner shall send to each Person who was a Limited Partner at any time during such fiscal year: (i) a balance sheet as of the end of such fiscal year and statements of income, Partners, equity and changes in financial position of such fiscal year prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of the Partnership's accountants; (ii) a report (which need not be audited) of any Distributions made to Persons who were Limited Partners at any time during the fiscal year, separately identifying Distributions from Net Operating Income for the fiscal year, Net Operating Income for prior years, Sale or Refinancing Proceeds and reserves; (iii) a report setting forth the amount of all fees and other compensation and Distributions and reimbursed expenses paid by the Partnership for the fiscal year to the General Partner or Affiliates of the General Partner and the services performed in consideration therefor, which report shall be verified by the Partnership's accountants, with the method of verification to include, at a minimum, a review of the time records of individual employees, the costs of whose services were reimbursed, and a review of the specific nature of the work performed by each such employee, all in accordance with generally accepted auditing standards and, accordingly, including such tests of the accounting records and such other auditing procedures as the accountants consider appropriate in the circumstances; (iv) a copy of the Project's rent roll for the most recent calendar quarter; (v) a statement signed by the General Partner indicating the number of apartment units which are occupied by Qualified Tenants; and (vi) a report of the significant activities of the Partnership during the quarter.

     (c) Within 60 days after the end of each fiscal quarter in which a Sale or Refinancing of the Project occurs, the General Partner shall send to each Person who was a Limited Partner at the time of the Sale or Refinancing a report as to the nature of the Sale or Refinancing and as to the profits and losses for tax purposes and Sale or Refinancing Proceeds arising from the Sale or Refinancing.

     (d) By March 1 of each calendar year of the Partnership, the General Partner shall provide to each person who was a Limited Partner at any time during such fiscal year an audited report of the Project's financial affairs.

Section 14.3 Other Reports. The General Partner shall also provide to the Limited Partner:

     (a) As the rent-up phase is completed, the tax credit worksheet similar to the form in Exhibit "G", and a copy of the initial tenants' certification forms. Upon request the General Partner will provide to the Limited Partner the information collected by the property management company, or General Partner, verifying the tenant's eligibility for LIHTC purposes. The Limited Partner will ask for information on approximately 10% of the tenants unless the circumstances warrant a more thorough review;

     (b)  By September 15 of each year, an estimate of LIHTC for that year;

     (c) During the 15-year compliance period under Section 42 of the Code, copies of any certifications which the Partnership must furnish to federal or state governmental authorities administering the Tax Credit programs under Section 42 of the Code. The General Partner shall also cause a review of not less than 50% of the tenants by an outside auditor who will certify that the tenants reviewed are tax credit eligible as of the end of the fiscal year of the Partnership;

     (d) On or before 30 days after each calendar quarter the Partnership shall send to the Limited Partner a report on operations, in the form attached hereto as Exhibit "D" (which is incorporated herein by this reference) which shall include, in part, a rent roll as of the last day of the calendar quarter;

     (e) On or before March 15th of each calendar year, the General Partner shall send to the Limited Partner the General Partner's updated financial statement as of December 31 of the previous year;

     (f) On or before December 30 of each calendar year, the General Partner shall send a copy of the following year's proposed Budget; and

     (g) Notice of the occurrence, or of the likelihood of occurrence, of any event which has had or is likely to have a material adverse effect upon the Project or the Partnership, including, but not limited to, any breach of any of the representations and warranties set forth in
          Section 9.10 of this Agreement, and any inability of the Partnership to meet its cash obligations as they become payable, within ten days after the occurrence of such event.

Section 14.4 Late Reports. If the General Partner does not cause the Partnership to fulfill its obligations under Sections 14.2 and 14.3 within the time periods set forth therein, the General Partner shall pay as damages the sum of $100.00 per week (plus interest) to the Limited Partner until such obligations shall have been fulfilled. Such damages shall be paid forthwith by the General Partner, and failure to so pay shall constitute a material default of the General Partner hereunder. In addition, if the General Partner shall so fail to pay, the General Partner and its Affiliates shall forthwith cease to be entitled to the annual Partnership Management Fee and to the payment of any Net Operating Income to which the General Partner may otherwise be entitled hereunder. Such payments of the annual Partnership Administration Fee and Net Operating Income shall be suspended, and shall be restored only upon payment of such damages in full, and any amount of such damages not so paid shall be deducted against suspended payments of the annual Partnership Administration Fee and Net Operating Income otherwise due to the General Partner under Section 11.1.

Section 14.5 Annual Site Visits. On an annual basis a representative of the Limited Partner, at the Limited Partner's expense, will conduct a site visit which will include, in part, an examination of the grounds, a review of the office and files and an interview with the property manager.

Section 14.6 Tax Returns. The General Partner shall cause income tax returns for the Partnership to be prepared and timely filed with the appropriate federal, state and local taxing authorities. The General Partner shall be the tax matters partner for purposes of Section 6231(a)(7) of the Code.

Section 14.7 Fiscal Year. The fiscal year of the Partnership shall be the calendar year or such other period as may be approved by the Internal Revenue Service for federal income tax purposes.

Section 14.8 Banking. All funds of the Partnership shall be deposited in a separate bank account or accounts as shall be determined by the General Partner with the Consent of the Special Limited Partner. All withdrawals therefrom shall be made upon checks signed by the General Partner or by any person authorized to do so by the General Partner. The General Partner shall provide to any Partner who requests same the name and address of the financial institution, the account number and other relevant information regarding any Partnership bank account.

Section 14.9 Certificates and Elections.

     (a) The General Partner shall file the First Year Certificate within 90 days following the close of the taxable year during which Completion of Construction occurs and thereafter shall timely file any certificates which the Partnership must furnish to federal or state governmental authorities administering the Tax Credit programs under
          Section 42 of the Code.

     (b) The General Partner, with the Consent of the Special Limited Partner, may, but is not required to, cause the Partnership to make or revoke the election referred to in Section 754 of the Code, as amended, or any similar provisions enacted in lieu thereof.

                                   ARTICLE XV

                      DISSOLUTION, WINDING UP, TERMINATION
                       AND LIQUIDATION OF THE PARTNERSHIP

Section 15.1 Dissolution of Partnership. The Partnership shall be dissolved upon the expiration of its term or the earlier occurrence of any of the following events:

     (a) The retirement, removal, Event of Bankruptcy, dissolution, death or insanity of the General Partner, unless (1) at the time there is at least one other General Partner (which may be the Special Limited Partner if it elects to serve as successor General Partner under
          Section 13.4 hereof) who will continue as General Partner, or (2) within 120 days after the occurrence of any such event all of the Partners elect to continue the business of the Partnership;

     (b) The Sale of the Project and the receipt in cash of the full amount of the proceeds of such Sale;

     (c) The written election to do so of the Limited Partner upon written consent of the General Partner; or

     (d)  The Partnership becomes subject to an Event of Bankruptcy.

     Notwithstanding the foregoing, however, in no event shall the Partnership terminate prior to the expiration of its term if such termination would result in a violation of the Mortgage or any other agreement with or rule or regulation of and to which the Partnership is subject.

Section 15.2 Return of Capital Contribution upon Dissolution. Except as provided in Sections 7.3, 7.4 and 7.6 of this Agreement, which provide for a reduction or refund of the Limited Partner's Capital Contribution under certain circumstances, and which shall represent the personal obligation of the General Partner, as well as the obligation of the Partnership, each holder of a Partnership interest shall look solely to the assets of the Partnership for all Distributions with respect to the Partnership (including the return of its Capital Contribution) and shall have no recourse therefor (upon dissolution or otherwise) against the General Partner or any Limited Partner. No Partner shall have any right to demand or receive property other than money upon dissolution and termination of the Partnership.

Section 15.3 Distributions of Assets. Upon a dissolution of the Partnership, the General Partner (or, if there is no General Partner then remaining, such other Person(s) designated as the liquidator of the Partnership by the Special Limited Partner or by the court in a judicial dissolution) shall take full account of the Partnership assets and liabilities and shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof.

     (a) Upon dissolution and termination, after payment of, or adequate provision for, the debts and obligations of the Partnership pursuant to Section 11.2(a) through and including 11.2(c), the remaining assets of the Partnership (or the proceeds of sales or other dispositions in liquidation of the Partnership assets, as may be determined by the General Partner or other liquidator) shall be distributed to the Partners in accordance with the positive balances in their Capital Accounts. In order to make a final determination of the Capital Account of each Partner.

          (1) the allocations pursuant to Section 11.2(c) shall be made, but not distributed; and

          (2) the Income and Losses of the Partnership upon Liquidation or dissolution and winding up shall then be allocated among the Partners as set forth in Section 10.2.

     (b) In the event that a General Partner has a deficit balance in its Capital Account following the Liquidation of the Partnership or its Interest, as determined after taking into account all Capital Account adjustments for the Partnership's taxable year in which such liquidation occurs, such General Partner shall pay to the Partnership the lesser of:

          (1)  the amount  necessary to restore such deficit  balance to zero in
               compliance      with      Treasury       Regulation       Section
               1.704-1(b)(2)(ii)(b)(3); or

          (2)  1.01% of the Capital Contributions.

          (3) The deficit reduction amount shall be paid by the General Partner by the end of such taxable year (or, if later, within 90 days after the date of Liquidation) and shall, upon liquidation of the Partnership, be paid to creditors of the Partnership or distributed to other Partners in accordance with their positive Capital Account balances. Notwithstanding, if the Special Limited Partner has become successor General Partner, it shall not be responsible for any deficit balance in its Capital Account which arose during the time the former General Partner served as General Partner.

     (c) With respect to assets distributed in kind to the Partners in Liquidation or otherwise:

          (1) unrealized appreciation or unrealized depreciation in the values of such assets shall be deemed to be Income and Losses realized by the Partnership immediately prior to the Liquidation or other Distribution event; and

          (2) such Income and Losses shall be allocated to the Partners in accordance with Section 10.2 hereof, and any property so distributed shall be treated as a Distribution of an amount in cash equal to the excess of such Fair Market Value over the outstanding principal balance of and accrued interest on any debt by which the property is encumbered.

     (d) For the purposes of Section 15.3(c), "unrealized appreciation" or "unrealized depreciation" shall mean the difference between the Fair Market Value of such assets, taking into account the Fair Market Value of the associated financing but subject to Section 7701(g) of the Code, and the asset's Gross Asset Value. Section 15.3(c) is merely intended to provide a rule for allocating unrealized Income and Losses upon Liquidation or other Distribution event, and nothing contained in
          Section 15.3(c) or elsewhere in this Agreement is intended to treat or cause such Distributions to be treated as sales for value. The Fair Market Value of such assets shall be determined by an independent appraiser to be selected by the General Partner with the Consent of the Special Limited Partner.

Section 15.4 Deferral of Liquidation. If at the time of liquidation the General Partner or other liquidator shall determine that an immediate sale of part or all of the Partnership assets could cause undue loss to the Partners, the liquidator may, in order to avoid loss, but only with the Consent of the Special Limited Partner, either defer Liquidation and retain all or a portion of the assets or distribute all or a portion of the assets to the Partners in kind. In the event that the liquidator elects to distribute such assets in kind, the assets shall first be assigned a value (by appraisal by an independent appraiser) and the unrealized appreciation or depreciation in value of the assets shall be allocated to the Partners' Capital Accounts, as if such assets had been sold, in the manner described in Section 10.2, and such assets shall then be distributed to the Partners as provided herein. In applying the preceding sentence, the Project shall not be assigned a value less than the unamortized principal balance of any loan secured thereby.

Section 15.5 Liquidation Statement. Each of the Partners shall be furnished with a statement prepared or caused to be prepared by the General Partner or other liquidator, which shall set forth the assets and liabilities of the Partnership as of the date of complete Liquidation. Upon compliance with the distribution plan as outlined in Sections 15.3 and 15.4, the Limited Partner and Special Limited Partner shall cease to be such and the General Partner shall execute, acknowledge and cause to be filed those certificates referenced in Section 15.6.

Section 15.6 Certificates of Dissolution; Certificate of Cancellation of Certificate of Limited Partnership.

     (a) Upon the dissolution of the Partnership, the General Partner shall cause to be filed in the office of, and on a form prescribed by the Secretary of State of the State, a certificate of dissolution. The certificate of dissolution shall set forth the Partnership's name, the
         Secretary of State's file number for the Partnership, the event causing the Partnership's dissolution and the date of the dissolution.

     (b) Upon the completion of the winding up of the Partnership's affairs, the General Partner shall cause to be filed in the office of, and on a form prescribed by, the Secretary of State of the State, a certificate of cancellation of the Certificate of Limited Partnership. The certificate of cancellation of the Certificate of Limited Partnership shall set forth the Partnership's name, the Secretary of State's file number for the Partnership, and any other information which the General Partner determines to include therein.


                                   ARTICLE XVI

                                   AMENDMENTS

     This Agreement may be amended by a unanimous consent of the Partners after a meeting of the Partners, which meeting shall be held after proper notice as provided in Section 17.2 of this Agreement,. For purposes of this Article XVI, a Partner shall grant its consent to a proposed amendment unless such Partner reasonably determines that the proposed amendment is adverse to the Partner's Interest.


                                 ARTICLE XVII

                                  MISCELLANEOUS

Section 17.1 Voting Rights.

     (a) The Limited Partner shall have no right to vote upon any matters affecting the Partnership, except as provided in this Agreement. Notwithstanding the foregoing, the Limited Partner may, without the concurrence of the General Partner:

          (1) Approve, but not initiate, the Sale or Refinancing of the Project;

          (2) Remove a General Partner for cause pursuant to this Agreement and elect a substitute General Partner;

          (3)  Approve, but not initiate, the dissolution of the Partnership; or

          (4) Subject to the provisions of Article XVI hereof, amend this Agreement.

     (b) On any matter where the Limited Partner has the right to vote, votes may only be cast at a duly called meeting of the Partnership or through written action without a meeting.

     (c) The Special Limited Partner shall have the right to consent to those actions or inaction of the Partnership and/or General Partner as otherwise set forth in this Agreement, and the General Partner is prohibited from any action or inaction requiring such consent unless such consent has been obtained.

Section 17.2 Meeting of Partnership. Meetings of the Partnership may be called either: at any time by a General Partner; or upon the General Partner's receipt of a written or request from the Limited Partner setting forth the purpose of such meeting. Within ten days after receipt of the Limited Partner's written request for a meeting, the General Partner shall provide all Partners with written notice of the meeting (which shall be at the principal place of business of the Partnership or such other location referenced in the notice) to be held not less than 15 days nor more than 30 days after receipt of such written request from the Limited Partner, which notice shall specify the time and place of such meeting and the purpose or purposes thereof. If the General Partner fails to provide the written notice of the meeting within ten days after receipt of the Limited Partner's request to hold a meeting, then the Limited Partner may provide the written notice of the meeting to all the Partners, which notice shall specify the time and place of such meeting and the purpose or purposes thereof. All meetings and actions of the Limited Partner shall be governed in all respects, including matters relating to notice, quorum, adjournment, proxies, record dates and actions without a meeting, by the applicable provisions of the Act, as shall be amended from time to time.

Section 17.3 Notices. Any notice given pursuant to this Agreement may be served personally on the Partner to be notified, or may be mailed, first class postage prepaid, to the following address, or to such other address as a party may from time to time designate in writing:

To the General Partner: Metro City Redevelopment Coalition, Inc.
860 North Street
Baton Rouge, Louisiana 70802



To the Limited Partner: WNC Housing Tax Credit Fund VI, L.P., Series 5 c/o WNC & Associates, Inc.
3158 Redhill Ave., Suite 120
Costa Mesa, CA 92626-3416

To the Special
Limited Partner: WNC Housing, L.P.
3158 Redhill Ave., Suite 120
Costa Mesa, CA 92626-3416

Section 17.4 Successors and Assigns. All the terms and conditions of this Agreement shall be binding upon the successors and assigns of the Partners, but shall not inure to the benefit of the successors and assigns of the Partners except as otherwise expressly provided in this Agreement.

Section 17.5 Recording of Certificate of Limited Partnership. If the General Partner should deem it advisable to do so, the Partnership shall record in the office of the County Recorder of the county in which the principal place of business of the Partnership is located a certified copy of the Certificate of Limited Partnership, or any amendment thereto, after such Certificate or amendment has been filed with the Secretary of State of the State.



Section 17.6 Amendment of Certificate of Limited Partnership.

     (a) The General Partner shall cause to be filed, within 30 days after the happening of any of the following events, an amendment to the Certificate of Limited Partnership reflecting the occurrence thereof:

          (1)  A change in the name of the Partnership.

          (2) A change in the street address of the Partnership's principal executive office.

          (3) A change in the address, or the withdrawal, of a General Partner, or a change in the address of the agent for service of process, unless a corporate agent is designated, or appointment of a new agent for service of process.

          (4)  The admission of a General Partner and that Partner's address.

          (5) The discovery by the General Partner of any false or erroneous material statement contained in the Certificate of Limited Partnership or any amendment thereto.

     (b) The Certificate of Limited Partnership may also be amended in conformity with this Agreement at any time in any other respect that the General Partner determines.

     (c) The General Partner shall cause the Certificate of Limited Partnership to be amended, when required or permitted as aforesaid, by filing a certificate of amendment thereto in the office of, and on a form prescribed by, the Secretary of State of the State. The certificate of amendment shall set forth the Partnership's name, the Secretary of State's file number for the Partnership and the text of the amendment.

Section 17.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument which may sufficiently be evidenced by one counterpart.

Section 17.8 Captions. Captions to and headings of the Articles, Sections and subsections of this Agreement are solely for the conveniences of the parties, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

Section 17.9 Certain Provisions. If the operation of any provision of this Agreement would contravene the provisions of applicable law, or would result in the imposition of general liability on any Limited Partner, such provisions shall be void and ineffectual.

Section 17.10 Saving Clause. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

Section 17.11 Number and Gender. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

Section 17.12 Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and all prior understandings and agreements between the parties, written or oral, respecting this transaction are merged in this Agreement.

Section 17.13 Governing Law. This Agreement and its application shall be governed by the laws of the State.

Section 17.14 Legal Proceedings. Should any dispute or claim arise between the General Partner and the Limited Partner during the existence of this Agreement, the Partners hereby agree that any and all such disputes and claims shall be settled by arbitration. The arbitration panel shall be composed of three (3) arbitrators, one appointed by the Limited Partner, one appointed by the General Partner and one appointed by mutual agreement between the appointees of the General Partner and the Limited Partner. The arbitration panel shall determine the location of the arbitration hearing which location shall be a mutually convenient location of the Partners. A majority vote by the panel shall be controlling and its judgment final binding upon the Partners with the full force and effect of law. Included but not limited to, attorney fee and all cost, the General Partner and the Limited Partner, shall bear their own cost of any arbitration proceeding or any proceeding brought to appeal the decision of the arbitration panel.

Section 17.15 Intervention of Spouses. Each Partner's spouse signatory hereto, hereby agree with each Partner (other than his or her spouse and each Partner's spouse to be bound by all the terms and conditions of these Articles of Partnership as they may relate to his or her interest in the Partnership owned by him or her directly as his or her share of the community of gains existing between himself and herself and his or her spouse of these Articles or Partnership and, in particular, the authorization by his or her spouse given the General Partner contained herein to borrow funds and mortgage (or otherwise encumber) or sell Partnership assets. Each said spouse does further agree and recognize that any transfer by his or her spouse of any interest in the Partnership shall constitute a transfer of the entire interest purported to be transferred and that no additional consideration for such transfer shall be required to be paid by him or her and that he or she shall join in such transfer upon request of any Partner, and shall not become a Partner without the approval of all of the other Partners. This provision is merely directory and non-mandatory. The General Partner in his sole discretion has the right to waive said intervention of spouses.

Section 17.16 Attorney's Fees. If a suit or action is instituted in connection with an alleged breach of any provision of this Agreement, the prevailing party shall be entitled to recover, in addition to costs, such sums as the court may adjudge reasonable as attorney's fees, including fees on any appeal.

Section 17.17 Receipt of Correspondence. The Partners agree that the General Partner shall send to the Limited Partner and the Special Limited Partner within five days of receipt a copy of any correspondence relative to the Project's noncompliance with the Mortgage, relative to the Project's noncompliance with the Tax Credit rules or regulations, relative to the acceleration of the Mortgage and/or relative to the disposition of the Project.

Section 17.18 Security Interest and Right of Set-Off. As security for the performance of the respective obligations to which it may be subject under this Agreement, the Partnership shall have (and each Partner hereby grants to the Partnership) a security interest in all funds distributable to said Partner to the extent of the amount of such obligation. Each Partner, by the execution of this Agreement, irrevocably constitutes and appoints each of the other Partners, with full power of substitution in the premises, his true and lawful attorney-in-fact with full power and authority in his name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices all financing statements, continuation statements or other documents and amendments thereto which such other Partner deems appropriate to perfect or continue the perfection of the aforesaid security interest. The appointment of each such attorney-in-fact shall be deemed to be a power coupled with an interest, recognition of the fact that each of the Partners under this Agreement will be relying upon its power to act as contemplated by this Agreement in any such filing, and shall survive and shall not be affected by the subsequent bankruptcy, death, adjudication of incompetence or insanity, disability, incapacity or dissolution of any Person hereby giving the power nor by the transfer or assignment of all or any part of the interest in the Partnership of any such Person.

IN WITNESS WHEREOF, this Amended and Restated Agreement of Limited Partnership of Enhance Limited Partnership, A Louisiana Limited Partnership in Commendam, is made and entered into as of the day of ________________________________, 1999.

GENERAL PARTNER

Metro City Redevelopment Coalition, Inc.


By: _________________________________
Lawrence Triggs, Jr.,
President



WITHDRAWING ORIGINAL LIMITED PARTNER

Metro City Management, Inc.


By: _________________________________
Lawrence Triggs, Jr.,
President


LIMITED PARTNER

WNC Housing Tax Credit Fund VI, L.P., Series 5

By: WNC & Associates, Inc.,
General Partner


By: _________________________
David N. Shafer,
Senior Vice President


SPECIAL LIMITED PARTNER

WNC Housing, L.P.

By: WNC & Associates, Inc.,
General Partner

By: ___________________________
David N. Shafer,
Senior Vice President